UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIVERSIFIED HOLDINGS INTERNATIONAL LTD.
(Name of Registrant in its Charter)

Delaware	3670	37-1562322
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

13758 Lake City Way NE
Suite 100
Seattle, WA 98125
Telephone: (425) 466-9967

 (Address and telephone number of principal executive offices)

 (Corporate Agents, Inc.
2711 Centerville Road
Suite 400
Wilmington, Delaware 19808
302-636-5460)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [2] [3]
Common Stock offered by the Selling Stockholders [4]	573,500	$3.50	$2,007,250	$112.01

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(3) Calculated under Section 6(b) of the Securities Act of 1933 as .00005580 of the aggregate offering price.

(4) Represents shares of the registrant’s common stock being registered for resale that have been issued or will be issued to the selling shareholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS
DIVERSIFIED HOLDINGS INTERNATIONAL LTD.

Selling shareholders are offering up to 573,500 shares of common stock.  The selling shareholders will offer their shares at $3.50 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.    We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________ , 2009.

TABLE OF CONTENTS

Summary Information and Risk Factors	5
Risk Factors	8
Use of Proceeds	15
Determination of Offering Price	15
Dilution	15
Selling Shareholders	15
Plan of Distribution	18
Legal Proceedings	20
Directors, Executive Officers, Promoters, and Control Persons	20
Security Ownership of Certain Beneficial Owners and Management	21
Description of Securities	22
Interest of Named Experts	23
Disclosure of Commission Position on Indemnification for Securities Liabilities	23
Description of Business	23
Description of Property	34
Certain Relationships and Related Transactions	34
Market for Common Equity and Related Stockholder Matters	35
Executive Compensation	37
Financial Statements	40
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	41

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

Diversified Holdings International Ltd., or DHI, is a Delaware corporation formed on February 14, 2008. DHI was formed to be a holding company for the purpose of acquiring Macron  International Group  Ltd., or  Macron,  a Hong Kong  corporation.  On March 20, 2008, DHI acquired 100% of the capital stock of Macron from its shareholder, Kelvin Ho Wang Cheng, our President. Macron is currently a wholly-owned subsidiary of DHI.

DHI’s principal office is currently located at 13758 Lake City Way NE Suite 100, Seattle, Washington 98125.  The telephone at this location is 425-466-9967 and Fax: 801-457-6446.  Marcon’s principal office is currently located at Room 703, Kowloon Building, 555 Nathan Road,  Kowloon, Hong  Kong.

Business

Macron, our wholly-owned subsidiary, was founded in late 2002 by Kelvin Cheng, who is currently our CEO.  The enterprise was founded based on the perceived industry need for electrical components such as photo-resisters and photocouplers that would reliably function when used in products that received extremely rough treatment. The products are produced using new molding techniques patented by Mr. Cheng.  We currently sell these products to distributors who resell the products in Asia, North America and UK to customers such as Crown, Harman Kardon, IPC and Panasonic.  The components are used in products such as audio amplifiers, speakers, car stereos, projectors, and monitors.

The Offering

As of the date of this prospectus, we had 11,014,500 shares of common stock outstanding.

Selling shareholders are offering up to 573,500 shares of common stock.  The selling shareholders will offer their shares at $3.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The selling shareholders cannot acquire the shares underlying these warrants until our shares are quoted on the OTC Bulletin Board and will be sold thereafter at prevailing market prices or privately negotiated prices.  We will pay all expenses of registering the securities, estimated at approximately $50,000. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

Balance Sheet

Calendar
Year-End
Dec. 31, 2008
Total Assets	307,956

Total Liabilities	70,219

Retained Earnings	(760,745)

Total Stockholders’ Equity	237,737

Total Liabilities and Stockholders’ Equity	307,956

	(Dollars)
	AS OF	AS OF
	Sept. 30, 2008	Sept. 30, 2007

Total Assets	339,751	3,675

Total Liabilities	71,067	7,298
Retained Earnings	(729,798)	(4,909)

Total Stockholders’ Equity	268,684	(3,623)

Total Liabilities and Stockholders’ Equity	339,751	3,675

Income Statements

(UNAUDITED)
Three-Months
Ended
Dec. 31, 2008

Revenue	28,801
Cost of Sales	(6,758)
Total Operating Expenses	(52,707)
Net Income (Loss)	(30,827)

		(Dollars)
	AS OF		AS OF
	Sept. 30, 2008		Sept. 30, 2007
	(Dollars)
Revenue	271,881		272,648

Cost of Sales	(136,443)		(181,795)

Total Operating Expenses	(131,200)		(54,107)

Net Income (Loss)	3,593		34,780

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Risks Related to our Business

Our revenues are highly concentrated in three distributors, each of which accounts for more than 10% of our revenues and in the aggregate account for more than 90% of our revenues, and our business will be harmed if these distributors reduce their orders from us.

We only sell through distributors.  In our fiscal year ended September 30, 2008, the following distributors accounted for the following amounts and percentages of our total revenues:

Name of Distributor	Amount of Revenues	Percentage of Total Revenues
IPC Systems, Inc.	$100,383.00	36.82%
Harman Intl. Crown Audio Divn.	$90,944.50	33.36%
Phonic Group Limited. (Phonic Corp.)	$16,929.00	6.21%
Total	$208,256.50	76.39%

In our three months ended December 31, 2008, the following distributors accounted for the following amounts and percentages of our total revenues:

Name of Distributor	Amount of Revenues	Percentage of Total Revenues
Harman Intl. Crown Audio Divn.	$23,265.60	80.78%
Vantronix	$1,654.66	5.71%
Wai Hang Electronic Co., Limited	$1,645.66	5.75%
Total	$26,565.92	92.24%
We have no agreements with these distributors, who purchase from us on purchase orders only.  If we cease to do business with one or more of these distributors at current levels and are unable to generate additional sales with new and existing distributors that purchase a similar amount of our products, our revenues and net income would decline considerably.

Any decrease in the availability, or increase in the cost, of ceramics, the principal raw material of our products, could materially affect our earnings.

Our operations depend heavily on the availability of ceramics, the primary raw material used in the products we manufacture and sell.   We have only one supplier, Ya Wei Lu, of ceramics, the principal raw material used in products we manufacture and sell.  We have no written agreement with this supplier. If this or any other important suppliers are unable or unwilling to provide us with raw materials on terms favorable to us, we may be unable to produce certain products. This could result in a decrease in profit and damage to our reputation in our industry. In the event our raw material costs increase, we may not be able to pass these higher costs on to our customers in full or at all. Any increase in the prices for raw materials could materially increase our costs and therefore lower our earnings.

Our revenue will decrease if there is less demand for electrical products using our products.

Our products mainly serve as key components in electrical products such as audio car stereo and video systems. Therefore, we are subject to the general changes in economic conditions affecting the electrical product segments of the economy. Demand for our products is typically affected by a number of economic factors, including, but not limited to, general economic conditions, consumer interest rates, consumer confidence, retail trends. If there is a decline in economic activity in markets in which we operate or a decrease of sales of electrical product using our components, demand for our products and our revenue will likewise decrease.

If our customers and/or the ultimate consumers of products that use our products successfully assert product liability claims against us due to defects in our products, our operating results may suffer and our reputation may be harmed.

Our products are widely applied in the manufacturing of many electrical products, including most electrical products with light and volume controls such as audio amplifiers, speakers, car stereos, projectors, and monitors. Significant property damage, personal injuries and even death can result from malfunctioning products. If our products are not properly manufactured or installed and/or if people are injured as a result of our products, we could be subject to claims for damages based on theories of product liability and other legal theories in some jurisdictions in which our products are sold. The costs and resources to defend such claims could be substantial and, if such claims are successful, we could be responsible for paying some or all of the damages. We do not have product liability insurance. The publicity surrounding these sorts of claims is also likely to damage our reputation, regardless of whether such claims are successful. Any of these consequences resulting from defects in our products would hurt our operating results and stockholder value.

Because we will need additional capital to implement our business plan and may not be able to obtain sufficient capital, we may be forced to limit the scope of our operations, and our revenues may be reduced.

In connection with implementing our business plans, we will experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments.  Our capital needs will depend on numerous factors, including the following:

• our profitability;
• our ability to secure contracts;
• the effectiveness and reliability of our electrical components; and
• the amount of our capital expenditures, including electrical components.

We cannot assure you that we will be able to obtain capital in the future to meet our needs.  We have no sources of financing identified.  If we cannot obtain additional funding, we may be required to:

• limit our ability to implement our business plan;

• limit our marketing efforts; and
• decrease or eliminate capital expenditures.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us.  Any future capital investments could dilute or otherwise adversely affect the holdings or rights of our existing shareholders.  In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences, and privileges senior to our Common Stock.  Any additional financing may not be available to us, or if available, may not be on terms favorable to us.  We do not have any commitments, agreements or understandings to secure additional financing.

Our success depends upon our ability to develop new electrical component products and enhance our existing electrical component products.  If we cannot deliver the features and functionality that customers demand, we will be unable to retain or attract new customers.

If we are unable to develop new electrical component products, are unable to enhance and improve our electrical component products successfully in a timely manner, or fail to position and/or price our electrical component products to meet market demand, we may not attract new customers, existing customers may not expand their use of our electrical component products, and our business and operating results will be adversely affected. If our products currently under development, our RoHSPhotoresister, or future products we may develop or enhancements to existing electrical component products do not deliver the functionality that our customer base demands, our customers may choose not to renew their agreements when they reach the end of their initial contract periods, and our business and operating results will be adversely affected. If we cannot effectively deploy, maintain and enhance our electrical component products, our revenues may decrease, we may not be able to recover costs, and our competitive position may be harmed.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel, including Kevin Cheng and Alan Kwong, our CEO and Vice President. If we lose Kevin Cheng and Alan Kwong, our CEO and Vice President, if Kevin Cheng and Alan Kwong, our CEO and Vice President fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

The management team, including Kevin Cheng and Alan Kwong, our CEO and Vice President, is responsible for the operations and reporting of the combined company. The requirements of operating as a small public company are new to the management team and the employees as a whole. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Although we believe that we currently have adequate internal control over financial reporting, we are exposed to risks from recent legislation requiring companies to evaluate internal control over financial reporting.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ended September 30, 2009. O. V. John Lowe, Certified Public Accountant, our independent registered public accounting firm, will be required to attest to the effectiveness of our internal control over financial reporting beginning with the year ended September 30, 2010. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. We expect that the cost of this program will require us to incur expenses and to devote resources to Section 404 compliance on an ongoing basis.

It is difficult for us to predict how long it will take to complete Management's assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and process on a timely basis. In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected.

Risks Related to Doing Business in China

Because we do business in China, the following risks could affect our business and thus harm our revenues.

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy, and weak corporate governance traditions and a lack of flexible currency exchange policy continue to persist. As a result of these differences, the business of our suppliers could be adversely affected.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against our Chinese operations and subsidiaries.

The Chinese government exerts substantial influence over the manner in which we and our suppliers must conduct their business activities.

Only recently has China permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our suppliers’ to conduct business profitably in China, increasing their prices and potentially reducing our revenues.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and RMB.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. Currently, RMB is stronger than U.S. Dollars. For example, to the extent that we need to convert U.S. dollars into RMB for our operational needs and should RMB appreciate against the U.S. dollar at that time, our financial position, the business of the Company, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

In the event that the U.S. dollars appreciate against RMB, our costs will increase. If we cannot pass the resulting cost increase on to our customers, our profitability and operating results will suffer. In addition, since our sales to international customers grew rapidly, we are subject to the risk of foreign currency depreciation.

Risks Related to the Market for our Stock

Certain of our stockholders hold a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers, directors and majority shareholders are the beneficial owners of approximately 92.24% of our outstanding voting securities. As a result, they possesses significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

If our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

We anticipate that our common stock will be quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 854,500 shares of our common stock held by non- affiliates and 10,160,000 shares held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

All 854,500 of our shares held by non-affiliates are currently eligible for resale or are being registered in this offering, however affiliates will still be subject to the resale restrictions of Rule 144.  We are registering 144,000 shares held by affiliates in this offering which will not be subject to the resale provisions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable.  We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares.  The price of the shares we are offering was arbitrarily determined based upon the prior offering price in our private placement.  We have no agreement, written or oral, with our selling shareholders about this price.  Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

•	our operating history

•	our growth potential

•	the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities.  The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering.  These selling shareholders acquired their shares by purchase exempt from registration under section 4(2) of the Securities Act of 1933 or Regulation S under the Securities Act of 1933.  We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated.  We will not receive any proceeds from the sale of the securities by the selling shareholders.  No selling shareholders are broker-dealers or affiliates of broker-dealers.

Selling Shareholder	Shares to be offered by the Selling Stockholders	Percentage owned before Offering	Amount owned after the offering, assuming all shares sold	Percentage owned after the offering, assuming all shares sold	Relationship to us
Cui, Liang Guang	10,000	0.07%	0.000	0.000%
Li, Guan Xian	10,000	0.07%	0.000	0.000%
Wei, Fang	10,000	0.07%	0.000	0.000%
Huang, Xiu Kun	10,000	0.07%	0.000	0.000%
Huang, Jia Lin	10,000	0.07%	0.000	0.000%
Cui, Man Man	10,000	0.07%	0.000	0.000%
Li, Qing Zhen	10,000	0.07%	0.000	0.000%
Dai, Ye Chang	10,000	0.07%	0.000	0.000%
Huang, Hong Xing	10,000	0.07%	0.000	0.000%
Cui, Wan Quan	10,000	0.07%	0.000	0.000%
Li, Su Hua	10,000	0.07%	0.000	0.000%
Yang, Hai Lin	10,000	0.07%	0.000	0.000%
Lian, Quan Zhen	10,000	0.07%	0.000	0.000%
Feng, Wei Chao	10,000	0.07%	0.000	0.000%
Pan, Jing Zhen	10,000	0.07%	0.000	0.000%
Wang, Xiao Ping	10,000	0.07%	0.000	0.000%
Li, Mei	10,000	0.07%	0.000	0.000%
Li, You Ji	10,000	0.07%	0.000	0.000%
Liang, Shi Hai	10,000	0.07%	0.000	0.000%
Dai, Xi Fu	10,000	0.07%	0.000	0.000%
Lau, Kit Lung	10,000	0.07%	0.000	0.000%
Li, Jiaqi	10,000	0.07%	0.000	0.000%
Law, Lai Lai Amy	10,000	0.07%	0.000	0.000%
Stephen Wing Hong Leung	25,000	0.17%	0.000	0.000%
Liao, Lan Zhen	10,000	0.07%	0.000	0.000%
Chan, Chun Kit Jeffrey	10,000	0.07%	0.000	0.000%
Lam, Hing Hung	10,000	0.07%	0.000	0.000%
Po Kei Janeter Cheng	15,000	0.1%	0.000	0.000%
Harry Khurana	15,000	0.1%	0.000	0.000%	Director
Li, Xiao Dong	15,000	0.1%	0.000	0.000%	Director
Stephan Jones	15,000	0.1%	0.000	0.000%	Director
Kelvin Ho Weng Cheng	50,000	0.35%	6,965,000	69.8%	President & CEO
Alan Kwong	50,000	0.35%	2,950,000	19.7%	VP & CFO
Leung, Yan Yee	2,000	0.014%	0.000	0.000%	Service Provider
Cheng, Wai Hung	2,000	0.014%	0.000	0.000%	Service Provider

Law, Choi Hing	2,000	0.014%	0.000	0.000%	Service Provider
Cui, Xing Wen	2,000	0.014%	0.000	0.000%	Service Provider
Wang, Wan Quan	2,000	0.014%	0.000	0.000%	Service Provider
Yang, Chang Lin	2,000	0.014%	0.000	0.000%	Service Provider
Chen, Qiang	2,000	0.014%	0.000	0.000%	Service Provider
Lee, Shick Por	2,000	0.014%	0.000	0.000%	Service Provider
Ching Lin Ng	3,000	0.02%	0.000	0.000%	Service Provider
Kam Ping Lui	2,000	0.014%	0.000	0.000%	Service Provider
Brenda Ka Kong	3,000	0.02%	0.000	0.000%	Service Provider
Pollysol Investments Ltd., Wah Leung, Principal	5,000	0.035%	0.000	0.000%	Service Provider
He, Rong Hui	2,000	0.014%	0.000	0.000%	Service Provider
Huang Min	1,000	0.0007%	0.000	0.000%	Service Provider
Pan Zhen Hua	1,000	0.009%	0.000	0.000%	Service Provider
Zhang Zhi Qiang	2,000	0.018%	0.000	0.000%	Service Provider
Li Wei Hong	2,000	0.018%	0.000	0.000%	Service Provider
Yang Li Jun	2,000	0.018%	0.000	0.000%	Service Provider
Michael T. Williams, Esq.	50,000	0.35%	425,000	3.85%	Attorney
M. Brandon Williams	25,000	0.23%	0.000	0.000	Attorney staff
Maggie Ensley	14,500	0.1%	0.000	0.000	Attorney staff
Total	573,500	5.20%	10,340,000	93.87%

Blue Sky

Thirty-eight states and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by Selling Stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor’s Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

All our shareholders currently reside in China and the above states.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market.  No market may ever develop for our common stock, or if developed, may not be sustained in the future.  Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 573,500 shares of common stock.  The selling shareholders will offer their shares at $3.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  We will not receive any proceeds of the sale of these securities.  We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions.  The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.  We have instructed our selling shareholders that they many not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities.  In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this prospectus, no filing has been made.  Based upon our counsel’s prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for FINRA to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.  NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board.  The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of our issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in our files.  FINRA cannot deny an application by a market maker to quote the stock of a company.  The only requirement for inclusion in the bulletin board is that the issuer be current in our reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ.  Investors’ orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.  Investors do not have direct access to the bulletin board service.  For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our director sand executive officers are as follows:

Name	Age	Position
Kevin Cheng	31	Chairman of the Board, President, and CEO
Alan Kwong	48	Vice President, CFO, Secretary and Treasurer
Harry Khurana	63	Director
Stephan Jones	58	Director
Bruce Xiao Dong Li	40	Director

Kelvin Cheng

Mr. Cheng joined us upon formation.  From February 2002 to date, he has been president of Macron, our subsidiary.

Alan Kwong

Mr. Kwong joined us in February 2008 as President and became Vice President and CFO in March 2008.  From February 2002 to February 2008, he was Vice President of Crown University International Inc, an education company.   From December 1994 to February 2002, he was Vice President of Global Pacific Enterprises Ltd, a telecommunications company.  He has a Bachelor of Arts degree in fine arts from the Fashion Institute Of Technology (State University of New York) in 1985 and Master of Fine Art Degree in computer graphics from the New York Institute of Technology in 1987.

Stephan Jones

Mr. Jones joined us upon formation.  Since February 2002, he has been president of Crown University International Inc, an educational business.  From March 1985 to February 2002, he was president of Killebrew/Dalton, Inc, an educational business.  He is on the board of directors for the Washington State Federation of Private Schools and Colleges. Mr. Jones received a bachelor of science degree from the University of Kansas in 1971 and a masters degree from the University of Chicago in 1975.

Harry Khurana

Mr. Khurana joined us upon formation.  From June/1984 to date, he has been president of Maharaja Motors Inc, a car dealership and service center business.  From April2002 to date, he has been President of Lambratta USA Inc, a scooter and motorcycle manufacturing, marketing and servicing business.

Bruce Xiao Dong Li

Mr. Li joined us upon formation.  From February 2001 to date, he has been President of Bruce Investment Consultant Ltd, an investment consulting business.  In October 2002 he received an Master of Business Administration degree from Center of Management Study Development (CMSD) Switzerland.  Mr. Li is the elder son of former vice major of Shenzhen city.

Family Relationships

There are no family relationships among our officers and directors.

Legal Proceedings

No officer, director, promoter or significant employee has been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholders is 14339 Lake City Way Seattle, Washington 98125.

Name	Number of Shares of Common Stock [1]	Percentage
Kelvin Cheng	7,015,000	63.68%
Alan Kwong	3,000,000	27.23%
Harry Khurana	15,000	0.14%
Stephan Jones	15,000	0.14%
Bruce Xiao Dong Li	15,000	0.14%
All directors and executive officers as a group [6 persons]	10,060,000	91.33%

[1] Assuming no shares registered in this offering are sold.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 11,014,500 shares of common stock outstanding as of April 1, 2009.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws is qualified in our entirety.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 250,000,000 shares of common stock with $0.0001 par value per share. As of the date of this registration statement, there were 11,104,500 shares of common stock issued and outstanding held by 49 shareholders of the record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

INTEREST OF NAMED EXPERTS

The financial statements for the years ended December 31, 2006 and December 31, 2007 included in this prospectus have been audited by O. V. John Lowe, Certified Public Accountant, who is an independent certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida.  Michael T. Williams, principal of Williams Law Group, P.A., owns 475,000 shares of our common stock, of which 50,000 are being registered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization

Diversified Holdings International Ltd., or DHI, is a Delaware corporation formed on February 14, 2008. DHI was formed to be a holding company for the purpose of acquiring Macron  International Group  Ltd., or  Macron,  a Hong Kong  corporation.  On March 20, 2008, DHI acquired 100% of the capital stock of Macron from its shareholder, Kelvin Ho Wang Cheng, our President. Macron is currently a wholly-owned subsidiary of DHI.  The business purpose of this transaction was solely to set up a U.S. holding company for our Hong Kong operating business.

Business

Macron, our wholly-owned subsidiary, was founded in late 2002 by Kelvin Cheng, who is currently our CEO.  The enterprise was founded based on the perceived industry need for electrical components such as photo-resisters and photocouplers that would reliably function when used in products that received extremely rough treatment. The products are produced using new molding techniques patented by Mr. Cheng.  We currently sell these products to distributors who resell the products in Asia, North America and UK to customers such as Crown, Harman Kardon, IPC and Panasonic.

Current Products

We offer two lines of high impact, electrical components:  Photoresisters and Photocouplers for use in audio and video products such as audio amplifiers, speakers, car stereos, projectors, and       monitors.

Distributors

We do not sell directly to manufacturers, but rather to distributors of electrical and  electronic components.   Our distributors, in turn, sell to end users such as Crown, Harman Kardon, IPC and Panasonic.

We currently have one large wholesale distributor who offers nationwide service and several hundred local or regional distributors for our component  products.   They are all located  in  the  southeastern part of China.  We plan to expand to distributors throughout Guangdong, Shanghai  and Beijing  this year.   We have no formal agreements with any distributors.    The majority of our sales are COD, although if a distributor can pass a very  stringent credit review we will ship with an invoice.

In our fiscal year ended September 30, 2008, the following distributors accounted for the following amounts and percentages of our total revenues:

Name of Distributor	Amount of Revenues	Percentage of Total Revenues
IPC Systems, Inc.	$100,383.00	36.82%
Harman Intl. Crown Audio Divn.	$90,944.50	33.36%
Phonic Group Limited. (Phonic Corp.)	$16,929.00	6.21%
Total	$208,256.50	76.39%

In our three months ended December 31, 2008, the following distributors accounted for the following amounts and percentages of our total revenues:

Name of Distributor	Amount of Revenues	Percentage of Total Revenues
Harman Intl. Crown Audio Divn.	$23,265.60	80.78%
Vantronix	$1,654.66	5.71%
Wai Hang Electronic Co., Limited	$1,645.66	5.75%
Total	$26,565.92	92.24%

Manufacturing

Raw Materials

Our operations depend heavily on the availability of ceramics, the primary raw material used in the products we manufacture and sell. We have only one supplier, Ya Wei Lu, of ceramics, the principal raw material used in products we manufacture and sell.  We have no written agreement with this supplier.

Process

The technology used in manufacturing our components is very similar to that used by other  component manufacturers, with two exceptions:

•	the composites in the components are bonded using a proprietary epoxy developed by us and
•	once bonded the component is covered with a protective coating using a method that is also patented by us.

We use two commercially manufactured, computer controlled composite mixing machines plus a  bonding machine to which we have made several modifications.

Quality Control

The quality of our component products is dependent on the quality of the composite mixtures we receive from our supplier.  We have a written agreement with them, specifying the contents of each of the composite mixtures that we purchase.  We have had no problems in this area.  The  finished component products are all guaranteed to a specified tolerance.   Approximately 5% of well-established products and 10%  to 15% of all new product runs are checked to specifications.   If  more than 5% of those are rejected, the whole run will be checked.

Inventory Control

For our component products we have minimal inventory requirements.  Our composite mixtures  come  in  100  gallon  drums  and  are  well  marked.   We  also  have  several  chemicals  that  are  combined in our bonding and sealing processes which are also stored in drums.   The  lead time  required  for  an  order  of  our  composites  is  usually  less  than  two weeks,  however  our  reorder  points are set to occur when we are down to a four week supply.  The chemical materials can all  be  supplied within  a week,  but  once  again we maintain  no  less  than  a  four week  supply.   All  inventory  is checked weekly.   The  shelf  life of all of  these materials  is quite  long and is not a  factor in our ordering process.

Our finished inventory is packaged in predetermined quantities and stored in bins, each marked  by product name.  The amount of any one product to be maintained in inventory is determined by  our marketing department, who provide us a weekly build report  that specifies what products  are to be manufactured that week.  The selection of components to be manufactured is based on  marketing's projection of orders that will be coming from our distributors.

Pricing

The pricing for our component products ranges from a minimum of $0.30 to a maximum or $2.60,  depending on specification and order quantity.

Marketing

All promotion for our current products is done through our distributors by providing them suggested ad content, art work, photographs and product literature which they in turn use to promote the products to their customers.

We currently have a staff of 3 personnel who are responsible for interfacing with our distributors.   They create all promotional materials and provide them to the distributors. We will be adding  two more personnel during  the year as  the RP promotions get under way. Presently there is no  marketing  manager, the personnel report to the president.  This will probably continue  until  sometime next year. Our personnel do not receive sales commissions.

Backlog

We have no order backlog.

New Products

Our new product, RoHS-Photoresister, or RP, is a RoHS  approved  photoresister.   MIG’s RoHS-compliant products significantly reduce the use of Cadmium, which is a heavy metal that is often used in electronic components, but has tremendous negative impacts on the environment. With a world consumption of more than 550 million units per year, the annual use of Cadmium is enormous. Although the  sensor technology being used is not new, the circuitry that combines them is and has a patent pending.   We are expecting  this  technology  to have considerable appeal to any organization with large or multiple manufacturing facilities such as Sharp, Hitachi and Dell.

Electronic components often contain a large amount of environmentally hazardous  substances.  These  substances  have  been  a  global  concern  because  they  have  unimaginable  negative impacts on the environment. For this reason, the European Union (EU) has enforced the  Resistance of Hazardous Substances, or RoHS, regulation. Under this regulation, six hazardous  substances, including Cadmium, which is one of  the most often used materials in manufacturing electronic  components, are prohibited.  Our development team has already finished development  the RoHS-photocoupler and started developing the RoHSphotoresister. For comparison purpose, a public laboratory has done a test in measuring the Cadmium content  in our RoHS-products and other conventional components from  ther manufacturers.  The results showed that our RoHS-products contains 170 times less Cadmium than the  conventional components.

Our RoHS-Photoresister will have no difference in function and performance from  the standard photoresister,  but  the  advantage  of  our  product  is  that  it meets  the  RoHS  standard, which  allows  us  to  sell  to Europe. The new products are expected to be available in the last quarter of this year and the cost will be $0.50 each. Prices for these products will be higher  than our competitors because our RoHS-compliant products significantly reduce the use of Cadmium, which is a heavy metal that is often used in electronic components that has a negative impact on the environment.

The manufacturing process for this new product will involve  specialized component insertion equipment and wave soldering machines.  There will also be an  assembly process  that will be new to our operation.  The  initiation of our RP assembly process will  introduce a number of new inventory problems.  The circuit board will  require about two dozen components as well as  three  different  types of sensors, a variety of clips and the external housing.  One  of  the  sensors  is regularly in short supply, therefore our reorder point on that part will have to anticipate the potential for long delays in delivery.  We will have to set up a secure storage area and a method of distributing the components as the circuit board is being manufactured.  The sensors will need to be stored near the system testing stations and the housing and clips near the final assembly area.  The finished product requires considerably more space than we have needed in the past, so we may have to lease some additional space if orders ramp up more quickly than expected.
The critical part of RP is the circuit board and sensor set.  We expect to set up a check point in  the assembly  process  that  will  check  to  insure  the  board  and  sensors  function  properly  as  a system before they are installed in the final product.

For our RP products we will also use combination of an initial round of publicity followed by  limited advertising in publications directed toward facilities managers.

These ads will stress;

•	RoHS approval
•	Cost Savings
•	Convenience to use
•	Cost Savings
•	Ease of installation
•	Cost Savings
•	Ease of maintenance
•	Cost Savings

Warranties

Our component line has a 90 day tolerance specification warranty and a one year "materials  integrity" warranty.  The warranties are for replacement.  Our return percentage experiences approximately 1%.

RP will have a one year warranty on parts and workmanship.  We will have a customer support group (four personnel) for RP which will also take responsibility for components support.  There will be a product repair function for RP which will be free, except for shipping/handling costs,  for products under warranty.

Competition

We face strong competition for our electrical components products, and this competition is expected to increase in the future.   Current players in the our market Perkin Elmer, Silonex  and Japanese Binchone.  We are a comparatively small participant in the market.

Many of our existing and potential competitors have substantially greater financial, technical, marketing and distribution resources than we do. Additionally, many of these companies have greater name recognition and more established relationships with our target customers. Furthermore, these competitors may be able to adopt more aggressive pricing policies and offer customers more attractive terms than we can. If we are unable to compete successfully, our business may suffer and our sales cycles could lengthen, resulting in a loss of market share or revenues.

We compete primarily on the basis of functionality, quality, and customer service. In addition, we will compete with our new product because it meets RoHS environmental standards while our competitors products do not.

As the demand for electrical component products increases, the quality, functionality, and breadth of competing products and services will likely improve and new competitors will likely enter our market. We also do not know to what extent electrical component products competitors will develop competing products.

Research and Development

Confirm from financials:  We have not incurred research and development expenses in the last two fiscal years.

Our Intellectual Property

Our RoHS Photoresister will be the first of its kind to meet the RoHS standard. The circuitry design of the  product has a patent pending in the UK with Patent Application No: 0519746.2 and 0601015.1.

Our Employees

We have the following number of full time employees:

Presidents office	- 3
G&A
Finance	- 1
Clerical	- 6
Manufacturing
Components	- 22
Assembly	- 15
Development
Components	- 3
Assembly	- 3

Marketing
Components	- 3
Assembly	- 2
Customer. Support
Components	- 2
Assembly	- 3

Total Personnel	- 63

We have no part time employees.  We have no collective bargaining agreement with our employees.  We consider our relationship with our employees to be excellent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Diversified Holdings International LTD (DHI) was incorporated in the State of Delaware on Feb. 14th, 2008. Macron International Group Limited (MIG) was incorporated in Hong Kong on May 15th, 2002. DHI is investment holding company and MIG’s principal activities are manufacture and sale of electronic components. On March 20th, 2008, DHI acquired 100% of MIG.. The principal activities are manufacture and sale of electronic components. The merger between DHI and MIG was accounted for as reorganization of entities under common control. Accordingly, the operations of DHI and MIG for the nine months ended September 30, 2008 and 2007 were included in this discussion as if the transactions had occurred retroactively. We have a sizeable factory in Shenzhen city, China where current manufacturing takes place.

Our sales offices consist of a total of 1,000 sq. ft office and showroom space. They are located in Hong Kong and Shenzhen with full time employees of 10 people.

Our current production facility is located in Shenzhen City, Guangdong Province in PRC. The location consists of a total of 5000 sq. ft used as design showroom, factory and warehouse. This production facility manufactures all of our electronic components. Our factory employs on average over 30 employees.

MIG offers two lines of electrical components: Photoresisters and Photocouplers.  Both lines are guaranteed to a plus or minus 0.01% tolerance in temperatures ranging from minus 80 degrees Fahrenheit to a plus 180 degrees Fahrenheit. They are also subject to withstand severe vibrations tests.  Both lines appeal to enterprises manufacturing products for use in the field. MIG products are being sold to major audio-visual companies such as Panasonic, Crown International (a.k.a JBL), IPC and Harman-Kardon. The Photocouplers have also found a niche in the high voltage video display market.

Our new product, RoHS-Photoresister / RoHS-Photocell (RP) , is a RoHS approved photo resister.  While the sensor technology being used is not new, the circuitry that combines them is a new invention from MIG and has a patent pending in the UK. We have already received offers from several Chinese major photoresister and photocoupler manufacturers; therefore, we believe that this technology to have considerable appeal in the industry as the Global trend and focus are on “green industry”.

Summary of Significant Accounting Policies

Use of Estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents.

For purposes of the statement of cash flows, DHI considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventories.

For our component products we have minimal inventory requirements.  Our composite mixtures come in 100 gallon drums and are well marked.  We also have several chemicals that are combined in our bonding and sealing processes which are also stored in drums.  The lead time required for an order of our composites is usually less than two weeks; however our reorder points are set to occur when we are down to a four week supply.  The chemical materials can all be supplied within a week but once again, we maintain no less than a four week supply.  All inventories are checked weekly.  The shelf life of all of these materials is quite long and is not a factor in our ordering process.

Property and Equipment is valued at cost.

Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated five-year useful lives of the assets.

Impairment of Long-Lived Assets.

DHI reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. DHI assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Stock Based Compensation.

DHI accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of Statement of Financial Accounting Standards no.123(R) or SFAS No. 123(R), Share-Based Payments, and Staff Accounting Bulletin No. 107, or SAB 107, Share-Based Payments. The company accounts for the stock options issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards no. 123, or SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments with Variable Terms That Are Issued for Consideration other Than Employee Services Under FASB Statement no. 123. The fair value of stock options and warrants granted to employees and non-employees is determined using the Black-Scholes option pricing model. The Company has adopted SFAS 123(R) and applied it in the period presented. Through March 25th, 2009 no options to employees have been granted.

Income taxes.

DHI recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. DHI provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted net loss or gain per share.

Basic and diluted net loss or gain per share are computed by dividing the net loss by the weighted average number of shares of common stock and common stock equivalents outstanding during the years. Common stock equivalents consist of common stock issuable under DHI's stock compensation plan for its employees and consultants. Common stock equivalents are not included in diluted loss per share calculations because they would be anti-dilutive.

Recently issued accounting pronouncements.

DHI does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Revenue Recognition.

MIG recognizes revenue for Photocell, Photoresister and Photocoupler when persuasive evidence of an arrangement exists, products have been rendered, the sales price is fixed or determinable, and collect ability is reasonably assured. This typically occurs when the product is shipped or service is provided. MIG is responsible for fulfillment of the product or service, including the acceptability of the product or service ordered or purchased. MIG takes title to a product before it is ordered by a customer and has latitude in establishing a price with the customer. In all cases MIG reconfigures the products prior to delivery to the customer using multiple suppliers with discretion in choosing between suppliers. MIG is involved in the determination of product or service specifications. MIG has both physical loss inventory risk and credit risk. MIG generates service revenues primarily by selling monthly or annual orders to its products is recognized as it is earned.

Results of Operations

Comparison of the Year ended September 30, 2008 to the Year ended September 30, 2007

Revenue for 2008 was $271,881 which was about the same of $272,648 from our revenue for 2007. Our cost of goods sold decreased $45,352, to $136,443 for 2008, as compared to cost of goods sold of $181,795 for 2007. Our cost of goods sold decreased as a direct result of lower cost of our electrical component products.

We had gross profit of $135,438 for 2008, which was an increase of $44,585 when compared to our gross profit for 2007, which was $90,853 due to the decrease of production cost. Our gross margin increased from 33% for 2007 to 49.8% for 2008 because the improvements in manufacturing reduced production cost.

Our operating expenses increased $77,093, to $131,200 for 2008, as compared to operating expenses of $54,107 for 2007. Our operating expenses for 2008 included $46,059 in general and administrative costs, a $17,774 increase over general and administrative expense of $28,285 for 2007 because we hired more people and so the payroll increased; and depreciation and amortization expense of $2,074 which was an increase of $1,471 over depreciation and amortization expense of $603 for 2007.

We had a net profit of $3,593 for 2008, which represented a decrease of $31,187 from our net profit for 2007, which was $34,780.  The net profit was reduced because of company expansion and operating expenses increased. We expect the operating expenses shall be the same or less and anticipate that revenue may increase in 2009.

Comparison of the three months ended December 31,, 2008 to three months ended December 31,  2007

Revenue for the three months ended December 31, 2008 was $28,801 which was a decrease of $26,584 compared to the $55,385 the three months ended December 31, 2007. Our cost of goods sold decreased $24,649, to $6,758 for the three months ended December 31, 2008, as compared to cost of goods sold of $31,407 for the three months ended December 31, 2007. Our cost of goods sold decreased as a direct result of lower cost of our electrical component products.

We had gross profit of $22,043 for three months ended December 31, 2008, which was almost the same of $23,878 when compared to our gross profit for the three months ended December 31, 2008, which was a reflection to the decrease of production cost. Our gross margin increased from 76.5% for 2008 to 43% for the three months ended December 31, 2008  because the improvements in manufacturing reduced production cost.

Our operating expenses increased $24,386, to $52,707 for the three months ended December 31, 2008, as compared to operating expenses of $11,974 for the three months ended December 31, 2007. Our operating expenses for the three months ended December 31, 2008 included $52,859 in general and administrative costs, a $40,835 increase over general and administrative expense of $12,024 for the three months ended December 31, 2007 because we hired more people and so the payroll increased.

We had a net lost of $30,827 for the three months ended December 31, 2008, which represented a decrease of $42,831 from our net profit for the three months ended December 31, 2007, which was $12,004.  The net profit was reduced because of company expansion and operating expenses increased. We expect the operating expenses shall be the same or less and anticipate that revenue may increase in 2009.

Liquidity and Capital Resources

We had total assets of $307,956 as of December 31, 2008, which consisted of total current assets of $283,724, which itself included cash of $58,599, accounts receivable of $24,912, prepaid expenses of $3,703 and under construction factory of $196,510. Other assets included property and equipment of $7,518, investment in associates and other non-current assets of $16,714.

We had total liabilities of $70,219 as of December 31, 2008, which consisted solely of current liabilities and included $14,438 of accounts payable, $398 of accured expenses and taxes payable of $1,048. Other non-current liabilities included due to shareholder of $60,396 and tax credit of ($6,061)..

At December 31st, 2008 the retained earnings balance was ($760,745), consisting of ($32,263) of accumulated income (loss) from operations, beginning with the company inception in 2002 and company officers stock based compensation expenses for ($728,482)

We had net cash used in operating activities of ($68,685) for the year ended December 31, 2008, which consisted of net loss of ($39,358), depreciation of $2,677, accounts receivable of ($5,305), prepaid account and deposits of ($2,146), income tax payable of ($6,439), accounts payable of ($16,969) and accrued expenses of ($1,145).

We had net cash used by investing activities of ($26,353) for the year ended December 31st, 2008, which consisted of purchase of property and equipment of ($9,639) and investment in associates of ($16,714).

We had $270,000 in net cash provided by financing activities for the year ended December 31st, 2008, which consisted of common stock issued for cash of $270,000.

During April and May, 2008, we sold 270,000 shares of our Common Stock in the same offering, without any involvement of underwriters or broker-dealers, to 27 investors in consideration for an aggregate amount of $270,000. The offering closed on May 10, 2008. The price per share was $1.00 in this offering. As of May 15th, 2008, all shares were issued.

Historically our cash has been provided by collection of sales revenues, there are no major outstanding cash commitments. As we expand, we may need to make sizeable cash commitments to secure inventory, and the impact of this potential trend on our business is uncertain. Because DHI keeps minimal inventories and receivables, the predominant component of our liquidity is our cash on hand. We also anticipate that continued growth of our company will require a substantial increase in capital needs. We believe that we can better serve these future capital requirements by issuing equity.

We do not have any commitments or identified sources of additional capital from third parties or from our officers, directors or majority shareholders. Additional financing may not be available to us on favorable terms, if at all.

DESCRIPTION OF PROPERTY

We rent the following properties:

Hong Kong Office:
Address: City/State/Zip: Room 703, Kowloon Building, 555 Nathan Road, Kowloon, HK
•	Number of Square Feet: 800
•	Name of Landlord: Conson Accounting Limited
•	Term of Lease: One Year
•	Monthly Rental: $146
o	It is adequate for current needs.

Shenzhen Office:
Address:  Flat B, 19/F, Block A, Guo Qi Building, South Shang Bu Road, Fu Tian District, Shenzhen, China.
Number of Square Feet: 1,100
Name of Landlord: Xiang Jing / Xu Zheng Rong
Term of Lease: 2008-3-20 To 2009-3-19
Monthly Rental: $739
It is adequate for current needs.
Shenzhen Factory:
Number of Square Feet: 1,100
Name of Landlord: Ou Yang Quan
Term of Lease: 2008-6-16 To 2011-6-15
Monthly Rental: $1455
It is adequate for current needs.

We do not intend to renovate, improve, or develop properties.  We are not subject to competitive  conditions  for  property  and currently  have  no property to insure.  We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 20, 2008, DHI acquired 100% of the capital stock of Macron from its shareholder, Kelvin Ho Wang Cheng, our President in exchange for 7,015,000 shares of our common stock.

On March 1, 2008, we issued 3,729,000 shares of common stock on March 1, 2008 to  Alan Kwong, Vice President, for $518.  A compensation expense of $728,482 was recorded based upon the difference between the purchase price for these shares and the fair value based upon contemporaneous sales of the Company’s common stock for cash discounted due to the size of the block of stock and the restricted nature of the stock.

There was a non-current liability we owed to Kelvin Cheng, our President for $46,246 at September 30, 2008 and $4,842 at September 30, 2007.  There was a non-current liability the Company owed to Kelvin Cheng, our President for $60,396 at December 31, 2008.  The loan is not in writing, bears no interest and is due on demand.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.  Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities

There are no options, warrants or convertible securities outstanding.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $300,000 together with his or her spouse, is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

•  Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
•  Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•  Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
•  Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this prospectus, no filing has been made.  Based upon our counsel’s prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for FINRA to issue a trading symbol.

Sales of our common stock under Rule 144.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

There are 854,500 shares of our common stock held by non- affiliates and 10,160,000 shares held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.  All 854,500 of our shares held by non-affiliates are currently eligible for resale or are being registered in this offering, however affiliates will still be subject to the resale restrictions of Rule 144.  We are registering 244,000 shares held by affiliates in this offering which will not be subject to the resale provisions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 56 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through September 30, 2009, assuming this registration statement is declared effective before that date. Thereafter, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on September 30, 2009. However, at or prior to December 31, 2008, we intend voluntarily to file a registration statement on Form 8-A. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. If we do not file a registration statement on Form 8-A at or prior to September 30, 2009, our securities can no longer be quoted on the OTC Bulletin Board. We currently intend to voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1statement.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us or our subsidiary for the latest two fiscal years ended September 30, 2008, and September 30, 2007.

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compensation	Total

Kevin Cheng	CEO	2008	0	0	0	0	0	0	0	0
		2007	$28,205	0	0	0	0	0	0	$28,205
Alan Kwong	CFO	2008	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to unexercised options, options that have not vested and equity incentive plan awards for our named executive officers for fiscal year ended September 30, 2008:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Kelvin Chang - CEO	0	0	0	0	0
Alan Kwong - CFO	0	0	0	0	0

Compensation Agreements

We have orally agreed to pay Mr. Chang and Mr. Kwong $3,214 monthly salary, which has been paid since 10/1/2008.

Board of Directors

The following table provides compensation information for persons who served on our board of directors in 2008, except for Messrs. Chang and Wong. Compensation received by Messrs. Chang and Wong is included in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Harry Khurana	0	0	0
Stephan Jones	0	0	0
Bruce Xiao Dong Li	0	0	0

FINANCIAL STATEMENTS

DIVERSIFIED HOLDINGS

INTERNATIONAL LTD.

CONSOLIDATED (UNAUDITED) INTERIM FINANCIAL STATEMENTS

FOR THE YEAR ENDED:  DECEMBER 31, 2008

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

CONSOLIDATED INTERIM FINANCIAL STATEMENTS
December 31, 2008

INDEX TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	1

Consolidated Interim Financial Statements – (Unaudited):

Consolidated Interim Balance Sheet – (Unaudited) As of December 31, 2008	2

Consolidated Interim Statements of Operations – (Unaudited) Three-Month & Twelve Month Periods Ended December 31, 2008 & 2007	4

Consolidated Interim Schedule of Expenses – (Unaudited) Three-Month & Twelve Month Periods Ended December 31, 2008 & 2007	5

Consolidated Interim Statements of Changes in Stockholders’ Equity (Deficit) and Comprehensive Income (Loss) – (Unaudited) Twelve Month Periods Ended December 31, 2008 & 2007	6

Consolidated Interim Statements of Cash Flows – (Unaudited) Twelve Month Periods Ended December 31, 2008 & 2007	7

Notes to the Consolidated (Unaudited) Interim Financial Statements	8

Glossary of Terms	21

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Diversified Holdings International Ltd.:

We have reviewed the accompanying consolidated interim balance sheet of Diversified Holdings International Ltd and subsidiary as of December 31, 2008, and the related consolidated interim statements of operations, consolidated interim schedule of expenses, for the three-month and twelve-month periods ended December 31, 2008 and 2007, and the consolidated interim statements of changes in stockholders’ equity (deficit) and comprehensive income (loss) and consolidated interim statements of cash flows for the twelve-month periods ended December 31, 2008 and 2007. These interim financial statements are the responsibility of the Company’s management. Our responsibility is to issue a report on these interim financial statements based on our reviews.

We conducted our reviews in accordance with review standards established by the Public Company Accounting Oversight Board. These standards require that we plan and perform our review to obtain moderate assurance as to whether the financial statements are free of material misstatement. A review is limited primarily to inquires of company personnel and analytical procedures applied to financial data and thus provides less assurance than an audit. We have not performed an audit and, accordingly, we do not express an audit opinion.

Based on our reviews, nothing has come to our attention that causes us to believe that the consolidated interim financial statements referred to above are not presented fairly, in all material respects, in accordance with accounting principles generally accepted in the United States of America.

We have audited the consolidated balance sheets of Diversified Holdings International Ltd and subsidiary as of September 30, 2008 and 2007, and the related consolidated statements of operations, retained earnings, and cash flows for the years then ended, in accordance with auditing standards generally accepted in the United States of America. We did not audit the financial statements of Macron International Group Limited, a wholly owned subsidiary, which statements reflected total assets of $339,751 and $3,675 as of September 30, 2008 and 2007, respectively, and total revenues of $271,881 and $272,648 for the years then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Macron International Group Limited, is based solely on the report of the other auditors. We expressed an unqualified opinion on those financial statements based upon our audit report dated March 1, 2009, and the report of other auditors. These financial statements are not included in this review report. The consolidated balance sheet as of September 30, 2008, presented herein for comparative purposes is consistent, in all material respects, with the above audited balance sheet as of September 30, 2008.

O. V. John Lowe, Certified Public Accountant
Seattle, Washington USA
March 25, 2009

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
CONSOLIDATED INTERIM BALANCE SHEET
(UNAUDITED)

		(Dollars)
		Calendar	Fiscal
		Year-End	Year-End
	NOTE	Dec. 31, 2008	Sept. 30, 2008

Current Assets

Marketable Securities – Available for Sale, at Fair Value	2e
Cash and Cash Equivalents	2c	58,599	80,388
Trade Accounts Receivable	2f and 5	24,912	41,150
Deposits & Prepaids	4	3,703	4,585
Inventories	2g
Asset Under Construction - Shenzhen China Factory		196,510	189,628
Claims for Tax Refunds	2q
Assets - Held for Sale and Discontinued Operations
Other Current Assets
		283,724	315,751
Non-Current Assets

Investments in Associates	14	16,714	16,714
Property, Plant & Equipment	2j and 6	7,518	7,286
Deferred Income Taxes – Net	2q
Intangible Assets – Intellectual Property Rights	2n
Goodwill	7
Other Non-Current Assets
		24,232	24,000

Total Assets		307,956	339,751

Current Liabilities

Trade Accounts Payable	8	14,438	21,571
Accrued Expenses	8	398	1,800
Taxes Payable – Current Portion	2q	1,048	1,450
Liabilities – Assets Held for Sale/Discontinued Operations
		15,884	24,821
Non-Current Liabilities

Provision for Pensions and Post-Employment Benefits	2r
Provision for Taxes Payable – Long-Term Portion	2q	(6,061)
Deferred Taxes	2q
Loans Due to Director's	3	60,396	46,246

		54,335	46,246

Total Liabilities		70,219	71,067

The accompanying notes are an integral part of these financial statements.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
CONSOLIDATED INTERIM BALANCE SHEET
(UNAUDITED)

		(Dollars)
		Calendar	Fiscal
		Year-End	Year-End
	NOTE	Dec. 31, 2008	Sept. 30, 2008

Stockholders’ Equity

Common Stock, 0.0001 par value, 250,000,000 authorized;	2s and 9	270,000	270,000
11,014,500 issued and outstanding
Preferred Stock – None
Additional Paid-In-Capital	9	728,482
Accumulated Other Comprehensive Income
Other Reserves
Currency Translation Adjustment	2b
Retained Earnings	10	(760,745)	(1,316)

Total Stockholders’ Equity		237,737	268,684

Commitments & Contingencies	11

Total Liabilities and Stockholders’ Equity		307,956	339,751

The accompanying notes are an integral part of these financial statements.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
Three Month and Twelve Month Periods Ended December 31, 2008 And 2007
(UNAUDITED)

		2008		2007
		Three-Months	Twelve-Months	Three-Months	Twelve-Months
		Ended	Ended	Ended	Ended
	NOTE	Dec. 31, 2008	Dec. 31, 2008	Dec. 31, 2007	Dec. 31, 2007
		(Dollars)		(Dollars)
Revenue	2p and 12	28,801	245,298	55,385	279,482
Cost of Sales	2p and 12	(6,758)	(111,795)	(31,407)	(188,080)

Gross Profit		22,043	133,503	23,978	91,402

Other Operating Income		152	313	50	51
Operating Expenses		(52,859)	(172,301)	(12,024)	(42,836)

Total Operating Expenses		(52,707)	(171,988)	(11,974)	(42,785)

Operating Income (Loss)		(30,664)	(38,485)	12,004	48,617

Other Expense - Financing Costs		(163)	(873)		(494)

Net Income (Loss) Before Income Taxes		(30,827)	(39,358)	12,004	48,123

Provision (Benefit) For Income Taxes	2q
Current					(1,427)
Deferred		-	-	-	-

Net Income (Loss)		(30,827)	(39,358)	12,004	46,696

The accompanying notes are an integral part of these financial statements.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
CONSOLIDATED INTERIM SCHEDULE OF EXPENSES
Three Month and Twelve Month Periods Ended December 31, 2008 And 2007
(UNAUDITED)

	2008		2007
	Three-Months	Twelve-Months	Three-Months	Twelve-Months
	Ended	Ended	Ended	Ended
NOTE	Dec. 31, 2008	Dec. 31, 2008	Dec. 31, 2007	Dec. 31, 2007
	(Dollars)		(Dollars)

ACCOUNTING FEE	$579	$1,093	$-	$257
ADVERTISING	$1,318	$5,691	$3,056	$2,597
AGENCY FEE	$-	$167	$-	$-
AUDITOR'S RENUMERATION	$-	$771	$-	$771
BUILDING MANAGEMENT FEE	$613	$1,754	$155	$155
BUSINESS REGISTRATION FEE	$-	$58	$-	$334
CLEANING CHARGES	$20	$83	$-	$-
COMPUTER ASSOCIATES	$587	$1,343	$-	$95
DEPRECIATION	$-	$2,074	$-	$604
DIRECTOR'S RENUMERATION	$-	$40,178	$-	$19,671
ELECTRICITY & WATER	$502	$3,036	$-	$-
ENTERTAINMENT - ADVERTISING - MARKETING	$9,715	$28,484	$398	$10,008
EXCHANGE DIFFERENCES	$498	$1,274	$449	$358
INSPECTION FEE	$-	$-	$257	$(346)
INSURANCE	$-	$101	$-	$2,135
LEGAL & PROFESSIONAL FEES	$-	$2,019	$1,286	$(7,784)
M.P.F. CONTRIBUTIONS - DIRECTOR	$-	$257	$-	$-
MOTOR VEHICLE EXPENSE	$4,305	$12,206	$3,062	$7,793
PENALTY	$154	$154	$-	$-
POSTING & COURIER	$103	$579	$540	$952
PRINTING & STATIONERY	$355	$4,093	$38	$164
RENT & RATES	$4,204	$15,215	$2,557	$2,557
REPAIR & MAINTENANCE	$81	$579	$-	$-
SALARY & ALLOWANCES	$26,306	$32,188	$-	$-
SECRETARIAL FEE	$-	$658	$-	$154
SUNDRY EXPENSES	$1,516	$2,610	$2	$286
TAXATION P/L	$65	$43	$-	$-
TELEPHONE & FAX	$565	$3,455	$-	$-
TRANSPORTATION CHARGES	$129	$493	$158	$158
TRAVELING - LOCAL	$898	$7,129	$-	$410
TRAVELING - OVERSEAS	$346	$4,517	$-	$1,507

TOTAL OPERATING COSTS	$52,859	$172,301	$11,959	$42,836

BANKING CHARGES	$163	$873	$65	$494

TOTAL FINANCE COSTS	$163	$873	$65	$494

TOTAL COSTS	$53,022	$173,174	$12,024	$43,330

The accompanying notes are an integral part of these financial statements.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) and COMPREHENSIVE INCOME (LOSS)
Twelve Month Periods Ended December 31, 2007 and 2008
(Dollars)
(UNAUDITED)

Retained
					Accumulated	Earnings	Total
				Additional	Other	Accumulated	Stockholders
		Common	Preferred	Paid-In	Comprehensive	Equity	Equity
	NOTE	Stock	Stock	Capital	Income (Loss)	(Deficit)	(Deficit)
Balance at December 31, 2006	10	1,286	-	-	-	(39,601)	(38,315)

Comprehensive Income:
Net Income						46,696	46,696
Other Comprehensive Income (Loss)
Reclassification Adjustment for Realized Losses					-
Recorded into Income, Net of Tax
Increase in Unrealized Gain on Investment					-
Securities Available-For-Sale, Net of Tax					-
Comprehensive Income (Loss)	2p	-	-	-	-	-	-
Changes in Fair Value of Securities and Cash Flow Hedges					-
Changes in Actuarial Gains (Losses) Relating to					-
Pensions and Other Post-Employment Benefits
Sale of Preferred Stock			-
Exchange Differences on Translation of Financial Statements					-
Dividend Payments					-

Balance at December 31, 2007	10	1,286	-	-	-	7,095	8,381

Comprehensive Income:
Net Income						(39,358)	(39,358)
Other Comprehensive Income (Loss)
Reclassification Adjustment for Realized Losses					-
Recorded into Income, Net of Tax
Increase in Unrealized Gain on Investment					-
Securities Available-For-Sale, Net of Tax					-
Comprehensive Income (Loss)	2p	-	-	-	-	-	-
Changes in Fair Value of Securities and Cash Flow Hedges					-

Changes in Actuarial Gains (Losses) Relating to					-
Pensions and Other Post-Employment Benefits
Sale of Common Stock (MIG)		(1,286)	-				(1,286)
Sale of Common Stock (DHI)		270,000	-				270,000
Stock Based Compensation - 2008			-	728,482		(728,482)	-
Exchange Differences on Translation of Financial Statements					-
Dividend Payments					-

Balance at December 31, 2008	10	270,000	-	728,482	-	(760,745)	237,737

The accompanying notes are an integral part of these financial statements.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
Twelve Month Periods Ended December 31, 2008 And 2007
(UNAUDITED)

	NOTE	2008		2007
		DOLLARS		DOLLARS
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD			54,765		(4,053)

Cash flows from operating activities,
net of effect of acquisition:
Net Income (Loss)			(39,358)		46,696
Adjustments to reconcile net income to net cash provided by operating activities, net of effect of acquisition
Depreciation - provision for depreciation & amortization	2j and 6	2,677		-
Fixed assets - gain (loss) on sale of fixed assets	6	-		-
Investments - net realized gain (loss) on investments	2e	-		-
Taxes - benefit of deferred income taxes	2q	-		-
Changes in certain assets and liabilities:
Accounts Payable	8	(16,969)		16,566
Accounts Receivable	2f and 5	(5,305)		21,323
Accrued Expenses	8	(1,145)		206
Accrued Investment Income
Income Taxes Payable	2q	(6,439)		1,427
Other Assets & Other Liabilities		-		-
Prepaid Accounts and Deposits	4	(2,146)		(1,558)
Total Adjustments			(29,327)		37,964

Net Cash Provided (Used) By Operating Activities			(68,685)		84,660

Cash flows from investing activities,
net of effect of acquisition:
Cash paid for acquisition, net of cash acquired
Interest and Dividends Received	9
Investments in Associates	9	(16,714)		-
Non-current financial assets	2k
Purchases Property, Plant and Equipment	2j and 6	(9,639)		48

Net Cash Provided (Used) In Investing Activities			(26,353)		48

Cash flows from financing activities:
Capital Contributions	9
Debt - issuance and retirement
Interest Paid
Asset Under Construction - Shenzhen China Factory		(196,510)		-
Loans Payable to Company Director's	3	26,668		(25,890)
Macron dividend, dividend paid minority stockholders	9
Proceeds from sale of common stock	9	268,714		-

Net Cash Provided (Used) In Financing Activities			98,872		(25,890)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS			3,834		58,818

CASH AND CASH EQUIVALENTS AT END OF PERIOD			58,599		54,765

The accompanying notes are an integral part of these financial statements.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED (UNAUDITED)  INTERIM FINANCIAL STATEMENTS
December 31, 2008

Note [1]                      Organization and Nature of Operations

Diversified Holdings International Ltd (DHI) is a leading company in sophisticated electronic, audio and visual technology.  Starting out as an electronic component distributor under the name Macron International Group Limited (MIG), DHI has been trading in the electronics market since 1990.  In addition to its rich experience in electronic components, DHI is the pioneer in photoresistor manufacturing, and is domiciled in Delaware USA.  The subsidiary MIG, is incorporated and domiciled in Hong Kong with limited liability, and has its registered office at Room 1434, Oi Shun House, Yau Oi Estate, Tuen Mun, NT PR China Hong Kong.  The principal business activities of the consolidated company are computer networking consulting, and trading business.

There are two manufacturing plants operated in Shenzhen China employing 63 people; one for Surveillance Cameras (CCTV) and the other for Optoelectronics Manufacturing.  There are also operations in over 50 countries, trading with clients from around the world.  The majority of DHI’s branded products are SGS, RoHS and CE certified.  We continue to follow the principle of; “equity and mutual benefit, common development, durable products and best service”.  We offer the highest-quality products and best service to our customers worldwide.

Note [2]                      Summary of Significant Accounting Policies

(a)	Basis of Presentation

The Company’s consolidated interim financial statements have been prepared on an historical cost convention, using the accrual method of accounting, and on the bases of a going concern, to reflect the financial position and results of operations of the Company in accordance with accounting principles generally accepted in the United States of America (U.S.).  DHI and subsidiary have elected September 30 year-ends, and all significant intercompany transactions among these affiliated entities have been eliminated in consolidation.

The consolidated interim financial statements of the Company have been prepared in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) U.S. and include amounts based on the best estimates and judgments of management.  Such estimates and judgments could change in the future, as more information becomes available which would impact the amounts reported and disclosed herein.  Actual results may differ from management’s estimates.

(b)	Foreign Currency Translation

The Company’s functional currency is the Hong Kong Dollar (HKD) as all the Company’s operations are in PR China.  The Company’s reporting currency is the United States Dollar (USD).  Foreign currency transactions undertaken in Hong Kong PR China are translated into United States Dollars, in accordance with SFAS No. 52 “Foreign Currency Translations”, using exchange rates at the date of the transaction.  According to DHI’s management, the exchange rate between the Hong Kong Dollar (HKD) and the U.S. Dollar (USD) over the past twenty years, has been USD $1.0000 to the HKD at $7.7778.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
December 31, 2008

(b)	Foreign Currency – (Continued)

Monetary assets and monetary liabilities at the start and end of the year are translated at closing rates.  All changes occurring during the year and all operating statement items are translated at average rates for the year.  Components of Stockholders’ Equity (nonmonetary) are translated at the historical exchange rates prevailing at the respective dates.

Any foreign currency exchange gains and losses are charged to the Statement of Operations.  The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.  Translation adjustments arising from the use of differing exchange rates from period to period would be included in the “accumulated other comprehensive gain (loss)” account in Stockholders’ Equity.  There is no acquisition-related goodwill or re-measurement amounts to be translated.

(c)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits held by banks, and securities with maturities of three months or less.

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.  Cash equivalents are composed primarily of investments in money market accounts stated at cost, which approximates fair value.

(d)	Concentrations of Credit Risk – Cash

The Company maintains its cash with various financial institutions, which may exceed an individual bank insured limits during a given measurement period.

(e)	Marketable Securities Available for Sale

The Company evaluates its investment policies and the appropriate classification of securities at the time of purchase consistent with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”.  It is Company policy at each Balance Sheet date to determine if all investment securities should be classified as available-for-sale.  Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in the Stockholders’ Equity section of the Balance Sheet under the caption “Accumulated Other Comprehensive Income (Loss)”.

Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in net gain on sale of marketable securities.  The cost of securities sold is based on the specific identification method.  As of the balance sheet dates, there were no marketable securities available for sale, or any other type of convertible securities.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
December 31, 2008

(f)	Trade and Other Receivables

Trade and other receivables are stated at estimated realizable value after each receivable has been considered individually.  Where the payment of the receivable becomes doubtful, a provision is made and charged to the Statement of Operations.

(g)	Inventories

Inventories are valued at the lower of cost or market.  Inventories are recorded using the average method.   There were no inventory values recorded at year end December 31, 2008, due to the immaterial nature of that calculation.  At the end of each business cycle the inventory value is recorded at zero.

(h)	Use of Estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the U.S. requires Company’s management to make a number of estimates and assumptions relating to the reported amount of assets and liabilities, and the disclosure of contingent assets and liabilities, at the date of the financial statements, as well as reported amounts of revenues and expenses during the period.

These estimates and assumptions affect the classification and valuation of assets, liabilities, income, expenses and contingent liabilities.  Actual results may differ from management’s estimates, given a different set of assumptions or conditions.

(i)	Leases

A lease that transfers substantially all the reward and risk of ownership to the Company is accounted for as a financing lease.  At the inception of a financing lease, the cost of the leased asset is capitalized at the fair value of the asset, or if lower, at the present value of the minimum lease payments.  Lease payments are apportioned between the reduction of the lease payments and the finance charges, so as to achieve a constant rate of interest on the remaining balance of the liability.  The finance charges are recorded in the Statement of Operations.

Assets leased on terms equivalent to financing a purchase by a long-term loan (also a finance lease) are capitalized at the lower of their fair value or the present value of the minimum lease payments at the date of addition.  A leased asset is depreciated over its estimated useful life except where subsequent transfer of title is uncertain, in which case the asset is depreciated over its estimated useful life or the respective lease terms, whichever is shorter.

Annual rents applicable to operating leases are charged to the Statement of Operations on a straight-line basis over the lease term.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
December 31, 2008

(j)	Property, Plant and Equipment – (PPE)

Property, plant and equipment (including property held for rental and/or investment potential) is stated at cost of acquisition or construction, less depreciation.  The depreciable amount of an item of property, plant and equipment is allocated on a systematic basis over its estimated useful life using the straight-line method.

The principal annual rates used for depreciation are; furniture and equipment at 20% and computer and equipment at 30%.  If property, plant and equipment is subject to depletion, it is depreciated over its estimated useful life, or written down if its value falls below its net carrying amount (impairment loss).

Expenditures for maintenance and repair of property, plant and equipment are normally charged to the Statement of Operation as incurred.  The cost of acquisition or construction is capitalized retroactively if the expenses related to the asset will result in future economic benefits.

Leasehold improvements are amortized over the shorter of their useful life or the remaining lease term as an operating lease.  Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in the Statement of Operations.

DHI performs an assessment at each Balance Sheet date to determine whether there is any indication of impairment, or reversal of previous impairment, including items of property, plant and equipment, intangible assets, and long-term investments.

In the event that an asset’s carrying amount exceeds its recoverable amount, the carrying amount is reduced to the recoverable amount and an impairment loss is recognized in the Statement of Operations.

A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the recoverable amount.  However, the amount is limited to an amount not higher than the carrying amount that would have been determined, net of amortization or depreciation, had no impairment losses been recognized for the asset in prior years.  No such asset was recorded in the financial statements.

(k)	Financial Assets

Financial assets are comprised of assets such as; cash and cash equivalents, receivables, acquired equity, derivative financial instruments with positive fair values and debt instruments.  Financial assets are recognized in the financial statements if DHI had a contractual right to receive cash or another financial asset from another entity.  Financial assets are initially recognized at fair value plus transaction cost.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
December 31, 2008

(k)	Financial Assets – (Continued)

Transaction costs incurred for the purchase of financial assets held at fair value are expensed immediately.  Interest-free or low-interest receivables are initially reflected at the net present value of the expected future cash flows.

For purposes of subsequent measurement, financial assets are allocated into one of the following four categories;

1.	Financial assets held at fair value. These financial assets are held for trading.

2.	Loans and receivables. These financial assets are non-derivative financial assets that are not quoted in an active market, and are carried at amortized cost.

3.	Held-to-maturity financial assets. These financial assets are also non-derivative financial assets, but with fixed or determinable payments, and are to be held for a fixed period.

4.	The fourth and final category is the available-for-sale financial assets.

(l)	Financial Liabilities

Financial liabilities comprise primary financial liabilities and negative fair values of derivative financial instruments.

Primary financial liabilities are recognized in the Balance Sheet if DHI had a contractual obligation to transfer cash or other financial assets to another party, with initial recognition at fair value.

(m)	Statement of Cash Flows

The Statement of Cash Flows shows how the liquidity of DHI was affected by the inflow and outflow of cash and cash equivalents during the year.

Cash flows are classified as operating, investing or financing.  The cash and cash equivalents shown in the Statement of Cash Flows are comprised of cash, checks, balances with banks, and securities with original maturities of up to three months.

(n)	Intangible Assets and Intellectual Property Rights

There were no intangible assets, intellectual property rights, or goodwill recorded in the financial statements presented.

Intangible assets with finite useful lives are amortized over their estimated useful lives.  An estimated useful life calculation is based on estimates of the period over which the assets would generate revenue.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
December 31, 2008

(o)	Financing and Borrowing Costs

Borrowing costs are directly attributable to the acquisition, construction or production of qualifying assets, (i.e. assets that take a substantial period of time to prepare for their intended use or sale), and are capitalized as a part of the cost of those assets.

Capitalization of such borrowing costs ceases when the assets are substantially ready for their intended use or sale.  Investment income earned on the qualifying assets is deducted from the borrowing costs capitalized.  All other borrowing costs are recognized as an expense in the period in which they are incurred.

(p)	Revenue Recognition & Comprehensive Income

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”.  The company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including such factors as; when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.  Interest income is recognized on a time proportion basis taking into account the principal outstanding and the applicable interest.

Comprehensive income is defined as; the change in equity of a company during a period, from transactions and other events and circumstances, excluding transactions resulting from investments from owners and distributions to those owners.  Accumulated other comprehensive income consists of among other items, cumulative foreign currency translation adjustments.

(q)	Income Taxes

In order to compute provisions for taxes, estimates have to be made.  Estimates are also necessary to determine whether valuation allowances are required against deferred tax assets.  This process involves assessing the probabilities that deferred tax assets resulting from deductible temporary differences and tax losses can be utilized to offset taxable income.  The provision for taxes was recalculated as of December 31, 2008, and found to possibly be in favor of the company by approximately $6,061.00.

Hong Kong’s profit tax rate was 17.5% during the 2006-2007 periods, and the Hong Kong government reduced the rate to 16.5% thereafter, to help companies to develop.

Pursuant to the laws applicable to China’s Foreign Investment Enterprises, each Chinese company is required to make appropriations from its after-tax profit to non-distributable reserve funds as determined by the Company’s Board of Directors.  These reserve funds include; a (1) general reserve fund, (2) enterprise expansion fund, and (3) staff bonus and welfare fund.  The general reserve fund requires annual appropriations of 10% of after-tax profit (as determined under China’s GAAP) until these reserves equal 50% of the amount of paid-in capital.  Other fund appropriations are made at the Company’s discretion.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
December 31, 2008

(q)	Income Taxes – (Continued)

The asset and liability method is used in accounting for income taxes.  Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse, net of any applicable valuation allowances.

Uncertainties exist with respect to the interpretation of complex tax regulations and the amount and timing of future taxable income.  Given the range of international business relationships and the long-term nature and complexity of existing contractual agreements, differences arising between the actual results and the assumptions made, or future changes to such assumptions, could necessitate adjustment to tax income and expense in future periods.

(r)	Pensions and Other Post-Employment Benefits

The Company operates a defined contribution Mandatory Provident Fund retirement benefits program in Hong Kong (the MPF Program) under the Mandatory Provident Fund Programs Ordinance, for those employees who are eligible to participate.  Chinese labor regulations require the Company to pay monthly contributions (M.P.F. Contributions) to the local labor bureau at a stated contribution rate based on a percentage of the employees’ base salary.

These monthly contributions are charged to the Statement of Operations as they become payable in accordance with rules of the MPF Program.  The Company’s employer contributions vest fully with the employees when contributed into the MPF Program.  The relevant local labor bureau is responsible for meeting all retirement benefit obligations, and the Company has no other commitments to the MPF program beyond its monthly contribution.

(s)	Stock Based Compensation

The Company accounts for stock based compensation issued to employees, in accordance with provisions of the Financial Accounting Standards Board (FASB) “Statement of Financial Accounting Standards 123-R (Revised 2004)” (SFAS 123-R) “Accounting for Stock Based Compensation” and for non employees and consultants in accordance with the “Emerging Issues Task Force consensus in Issue No. 96-18” (EITF 96-18), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.  Common stock issued to non-employees and consultants in exchange for services is accounted for based on the fair value of the services rendered.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

     NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
December 31, 2008

(s)	Stock Based Compensation – (Continued)

Both regulations cited establish financial accounting and reporting standards for stock based compensation to employees, non employees, and consultants.  These standards also apply to transactions in which an entity issues its equity instruments to acquire goods and services from non employees and consultants.  These transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

DHI did not have any conversion amounts to record in the financial statements as a “change in accounting principle” either for employees,  non-employees, or consultants, due to measurement differences from using an intrinsic value method calculation under APB 25, versus the FASB preferred method titled “equity value method” under SFAS 123-R.

During March, 2008 an officer and director of the Company was issued 7,015,000 shares of common stock in a tax-free share exchange transaction in exchange for 100% of the capital stock of Macron International Group, Ltd (MIG) domiciled in PR China Hong Kong.  MIG is currently a wholly owned subsidiary of the Company.  Also, during March, 2008 an officer of the Company was issued 3,729,000 shares of common stock at a discount, with compensation expense of $728,482 being recorded to additional paid-in capital based upon the difference between the purchase price for those shares and the fair value of those shares based upon the contemporaneous sales of the Company’s common stock for cash.

During April and May, 2008 the Company sold 270,000 shares of common stock to 27 non-affiliated investors at $1.00 per common share.  At December 31, 2008 there were 11,014,500 shares of common stock, all fully paid, issued and outstanding.

(t)	Reclassifications

Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period’s presentation.  These reclassifications do not have a material effect on the previously reported income (loss).

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

     NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
December 31, 2008

(u)	Recently Issued Accounting Pronouncements

Statement on Auditing Standards (SAS) No. 116 – Interim Financial Information – was issued on February 15, 2009 by the AICPA.  It is effective for reviews of interim financial information for interim periods beginning after December 15, 2009, with early application permitted.  Early application of this standard was not applied to the DHI consolidated interim financial statement, due to it is specially exempted, as an “Issuer” of financial statements.  The standard states, in part . . . “An issuer is defined [as] . . . or that files or has filed a registration statement that has not yet become effective under the Securities Act of 1933 . . .”

On March 4, 2008, SEC 33-8879 Final Rule was adopted by the Securities and Exchange Commission (SEC) that eliminates the need for foreign private issuers who prepare financial statements in accordance with International Financial Reporting Standards (IFRS) (English Version), as issued by the International Accounting Standards Board (IASB), to reconcile their financial statements to U.S., Generally Accepted Accounting Principles (GAAP).  This regulation is in response to the SEC’s strategic objective to develop a single global accounting standard.  The DHI financial statements for year-end December 31, 2008 and 2007 have followed the IFRS standards (English Version).

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 141 R, Business Combinations (FAS 141 R).  This Statement provides greater consistency in the accounting and financial reporting of business combinations.  It requires the acquiring entity in a business combination to; (1) recognize all assets acquired and liabilities assumed in the transaction, (2) Establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and (3) requires the acquirer to disclose the nature and financial effect of the business combination.  FAS 141 R is effective for fiscal years beginning after December 15, 2008.

In December 2007, the FASB issued SFAS no. 160, “Noncontrolling Interests in Consolidated Financial Statements” (FAS 160).  This Statement amends Accounting Research Bulletin (ARB) No. 51, “Consolidated Financial Statements”, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  FAS 160 Is effective for fiscal years beginning after December 15, 2008.  DHI does not have any noncontrolling interests in their financial statements for year-ends December 31, 2008 and 2007.

Note [3]                      Notes Receivable and Notes Payable

There was a non-current liability the Company owed to the Director’s of the Company for $60,396 at December 31, 2008.  This amount is recorded as part of the non-current liabilities on the Balance Sheet.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
December 31, 2008

Note [4]                      Deposits and Prepaid Expenses

At December 31, 2008, deposits and prepaid expenses were comprised of the following:

Prepaid Expenses (Expire Jan, 2009)	$1,323
Deposits (Three Deposits Expire Aug, 2009)	2,380
Total Deposits and Prepaid Expenses	$3,703

Note [5]                      Trade Accounts Receivable

Trade accounts receivable and other receivables are stated at estimated realizable value after each debt has been individually considered using such factors as; delinquency of accounts, aging analysis, historical bad debt records, customer credit analysis, and a review of any specifically known troubled accounts.  At December 31, 2008, the trade accounts receivable was comprised of:

Accounts Receivable (Dated Aug, 2008)	$11,031
Accounts Receivable (Dated Sept, 2008)	13,881
Total Accounts Receivable	$24,912

Note [6]                      Property, Plant and Equipment

At December 31, 2008 and 2007, property, plant and equipment were comprised of the following:

			(Shenzhen Bldg.)
	Furniture	Computer	Leasehold
	& Equip	Equip	Improvements	TOTALS

Property, Plant and Equipment – Costs

Prior Costs	$2,483	$1,068	- 0 -	$3,551
Additions – In 2007	- 0 -	- 0 -	- 0 -	- 0 -
Additions – In 2008	5,370	2,019	$2,202	9,591
Deletions – In 07’/08’	- 0 -	- 0 -	- 0 -	- 0 -
Totals at 12/31/2008	$7,853	$3,087	$2,202	$13,142

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
December 31, 2008

Note [6]                      Property, Plant and Equipment – (Continued)

Less: Accumulated Depreciation and Amortization

Prior Totals	$1,989	$958	- 0 -	$2,947
FOR – 2007	498	106	- 0 -	604
FOR – 2008	1,028	607	$438	2,073
Accumulated Totals	$3,515	$1,671	$438	$5,627

Equals:  Net Book Value

Totals at 12/31/2007	-0-	-0-	- 0 -	-0-
During 2008	$4,338	$1,416	$1,764	$7,518
Totals at 12/31/2008	$4,338	$1,416	$1,764	$7,518

Note [7]                      Goodwill

At December 31, 2008 there was no Goodwill recorded on the Balance Sheet, including any goodwill from acquisitions.

Note [8]                      Trade Accounts Payable, Accrued Expenses, and Other Liabilities

At December 31, 2008, the trade accounts payable and accrued expenses were comprised of the following:

Trade Accounts Payable (Dated Sept, 2008)	$14,438
Other Accrued Expenses (Dated Sept, 2008)	398
Total Accounts Receivable	$14,836

The Company, in the future, may avail itself of secured lending from banks using either a collateral arrangement or a guarantee arrangement.  Under a collateral arrangement a loan would be secured against the Company’s assets, while under a guarantee arrangement a loan would be provided with the guarantee from a third party.  Both types of future loan activity will impact other liabilities of the Company.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
December 31, 2008

Note [9]                      Stockholders’ Equity

The parent DHI domiciled in Delaware USA, is authorized to issue 250,000,000 shares of common stock with a par value of 0.0001, and has 11,014,500 common shares issued and outstanding.  There is no preferred stock authorized, issued or outstanding.

The subsidiary MIG domiciled in PR China Hong Kong is authorized to issue 10,000 shares of common stock, which is fully paid, and has a par value of ..1286.  The 10,000 shares are issued and outstanding.  There is no preferred stock authorized, issued or outstanding.

On March 20, 2008, DHI (parent) acquired 100% of the 10,000 shares of capital stock of Macron International Group Limited (MIG, the subsidiary) from its two shareholders, at its par value of $1.00 HKD per share or .1286 USD per share, in accordance with early application of SFAS 141-R (Revised 2007) “Business Combinations” which uses the acquisition method.  MIG is currently a wholly-owned subsidiary of DHI.  The strategic objective of DHI is to fulfill its plan of filing a SEC Form S-1 in order for DHI to have its stock traded on the Over-the-Counter Bulletin Board (OTC BB).  There are twelve months of the results from operations of the subsidiary included in DHI’s consolidated interim statements of operations.  There were no contingent payments, options or commitments from this acquisition, no goodwill, and there were no purchase or development assets acquired or written off.

For the financial statement year ended December 31, 2008, there were no stock options issued or outstanding, and no stock warrants issued or outstanding.

The Company calculates its basic earnings per share by placing the Company’s annual net income (numerator) over the average number of common shares outstanding during the year (denominator).  Diluted earnings per share are computed using the same average number of common shares outstanding, and then adding if dilutive, any potential common shares outstanding during the year.

The Board of Director’s may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as deemed advisable, in the manner and upon the terms and conditions provided by statue and the certificate of incorporation.  The Director’s do not recommend the payment of dividend for the years ended December 31, 2008 and 2007.

Note [10]                      Retained Earnings / Accumulated Deficit

At December 31, 2008, the Retained Earnings balance was $(760,745), consisting of $(32,263) of accumulated income (loss) from operations, beginning with the company inception in 2002, and Company officers stock based compensation expense for $(728,482).

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
December 31, 2008

Note [11]                      Commitments, Contingencies, and Subsequent Events

Provisions are recognized when; the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligations, and a reliable estimate of the amount can be made.  Where the Company expects a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset, but only when the reimbursement is virtually certain.

As of December 31, 2008 there were no provisions made for commitments or contingencies, nor where there any commitments or contingencies outstanding for the Company.  According to Company management, it is not currently party to any lawsuits or litigation.

The anticipated subsequent event by DHI is discussed in Note [9] – Stockholders’ Equity.

Note [12]                      Key Data by Business Segment and Region

At December 31, 2008 the Company has defined its operations as one business segment of computer networking and trading business.

Note [13]                      Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PR China.  Changing political climates in the PR China could have a significant effect on the Company’s business.

Note [14]                      Equity Method Investments

Investees over whom the Company can exercise significant influence should reflect any changes in equity after the initial purchase date.  Under the equity method, the Company records changes in its proportionate ownership in the book value of the investee in current operations, as capital adjustments or as adjustments to retained earnings, depending on the nature of the underlying change in the book value of the investee.  All other changes in equity should be accounted for under other comprehensive income and expense.  As of December 31, 2008, the balance in the Investment in Associates account is ($16,714.00).  This amount is represented by the original purchase price (equity) $ 1,286.00, less the change in equity from the expenditure of ($18,000.00) for professional fees in 2008.

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
GLOSSARY OF TERMS

/s/	SIGNED or SIGNATURE
141D	A STANDARD WITHIN THE HONG KONG COMPANIES ORDINANCE (HKCO)
AICPA	AMERICAN INSTITUTE of CERTIFIED PUBLIC ACCOUNTANTS (BY THE PCAOB)
aka	ALSO KNOWN AS
AP	ACCOUNTS PAYABLE
APB	ACCOUNTING PRINCIPLES BOARD (FORMERLY OF THE AICPA)
AR	ACCOUNTS RECEIVABLE
C&W	C&W (CPA) LIMITED - HONG KONG
CCTV	SURVEILLANCE CAMERAS MANUFACTURED BY MACRON (MIG)
CFE	CERTIFIED FRAUD EXAMINER
CPA	CERTIFIED PUBLIC ACCOUNTANT
CS	COMMON STOCK
DDB	DOUBLE-DECLINING BALANCE DEPRECIATION METHOD
DE	DELAWARE STATE (USA)
DHI	DIVERSIFIED HOLDINGS INTERNATIONAL LTD - A DELAWARE USA CORPORATION, (the Company)
DSBOA	DELAWARE STATE (USA) BOARD OF ACCOUNTANCY
e.g.	FOR EXAMPLE
EITF	EMERGING ISSUES TASK FORCE (BY THE FASB)
etc.	AND SO ON
FAS	FINANCIAL ACCOUNTING STANDARDS (BY THE FASB)
FASB	FINANCIAL ACCOUNTING STANDARDS BOARD (BY THE AICPA)
FIFO	FIRST-IN FIRST-OUT INVENTORY SYSTEM
FRS	REFER TO "SME-FRS" DEFINITION
GAAP	GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
GAAS	GENERALLY ACCEPTED AUDITING STANDARDS - (BY THE AICPA)
GAO	U.S. GOVERNMENT ACCOUNTABILITY OFFICE
GAS	GOVERNMENT AUDITING STANDARDS (THE YELLOW BOOK) (BY THE GAO)
HK	HONG KONG PR CHINA
HKCO	HONG KONG COMPANIES ORDINANCE (BY THE HKICPA)
HKD	HONG KONG DOLLAR
HKICPA	HONG KONG INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
HKSA	HONG KONG STANDARDS ON AUDITING (BY THE HKICPA)
i.e.	THAT IS
IAS	INTERNATIONAL ACCOUNTING STANDARDS (BY THE IASB)
IASB	INTERNATIONAL ACCOUNTING STANDARDS BOARD
IFRS	INTERNATIONAL FINANCIAL REPORTING STANDARDS (BY THE IASB)
IRS	INTERNAL REVENUE SERVICE
JIT	JUST-IN-TIME INVENTORY ORDERING SYSTEM
LIFO	LAST-IN FIRST-OUT INVENTORY SYSTEM
Ltd.	LIMITED
MIG	MACRON INTERNATIONAL GROUP LIMITED, or MACRON
MPF	MANDATORY PROVIDENT FUND SCHEMES (PROGRAM RETIREMENT BENEFITS) - HONG KONG

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
GLOSSARY OF TERMS - (Continued)

Mr.	MISTER or SIR, a MALE PERSON
Mrs.	A MARRIED FEMALE PERSON
Ms.	MISS - A FEMALE PERSON
N.T.	NEW TERRITORIES HONG KONG CHINA
NASD	NATIONAL ASSOCIATION OF SECURITIES DEALERS
NASDAQ	NATIONAL ASSOCIATION OF SECURITIES DEALERS AUTOMATED QUOTATIONS (BY THE SEC)
NYSE	NEW YORK STOCK EXCHANGE
OTC BB	OVER-THE-COUNTER BULLETIN BOARD (MONITORED BY NASDAQ)
PA	PENNSYLVANIA STATE (USA)
PCAOB	PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD - (BY THE SEC)
PIC	PAID-IN-CAPITAL or ADDITIONAL PAID-IN-CAPITAL
PN 900	REVISED STANDARD WITHIN THE HONG KONG STANDARDS ON AUDITING (BY THE HKSA)
PPE	PROPERTY, PLANT AND EQUIPMENT
PPM	INVESTMENT GRADE MUNICIPAL INCOME FUND, INC. (NYSE:PPM)
PR CHINA	PEOPLES REPUBLIC OF CHINA
PS	PREFERRED STOCK
SAS	STATEMENTS ON AUDITING STANDARDS (BY THE AICPA)
SEC	SECURITIES AND EXCHANGE COMMISSION - (BY THE U.S. CONGRESS)
SFAS	STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (BY THE FASB)
SGS, RoHS, CE	MACRON BRANDED AND CERTIFIED PRODUCTS
SL	STRAIGHT-LINE DEPRECIATION METHOD
SME-FRS	SMALL AND MEDIUM-SIZED ENTITY FINANCIAL REPORTING STANDARD (BY THE HKICPA)
SOP	STATEMENTS OF POSITION (BY THE AICPA)
TB	TRIAL BALANCE
U.S.	UNITED STATES, UNITED STATES OF AMERICA, or USA
USD	UNITED STATES DOLLAR
WA	WASHINGTON STATE (USA)
WSBOA	WASHINGTON STATE (USA) BOARD OF ACCOUNTANCY

DIVERSIFIED HOLDINGS

INTERNATIONAL LTD.

CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED:  SEPTEMBER 30, 2008

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

CONSOLIDATED AUDITED FINANCIAL STATEMENTS
September 30, 2008

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

O. V. JOHN LOWE - CERTIFIED PUBLIC ACCOUNTANT
Washington State USA, CPA Firm #4384
300 Lenora Street - #249
Seattle, WA 98121-2411
Telephone: 206-715-4175

Report of Independent Registered Public Accounting Firm

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Diversified Holdings International Ltd and subsidiary as of September 30, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

1

F-1

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
CONSOLIDATED BALANCE SHEETS

		(Dollars)
		AS OF	AS OF
	NOTE	Sept. 30, 2008	Sept. 30, 2007

Current Assets

Marketable Securities – Available for Sale, at Fair Value	2e
Cash and Cash Equivalents	2c	80,386	3,675
Trade Accounts Receivable	2f and 5	41,150	-
Deposits & Prepaids	4	4,587	-
Inventories	2g
Asset Under Construction - Shenzhen China Factory		189,628	-
Claims for Tax Refunds	2q
Assets - Held for Sale and Discontinued Operations
Other Current Assets
		315,751	3,675
Non-Current Assets

Investments in Associates		16,714	-
Property, Plant & Equipment	2j and 6	7,286	-
Deferred Income Taxes – Net	2q
Intangible Assets – Intellectual Property Rights	2n
Goodwill	7
Other Non-Current Assets
		24,000	-

Total Assets		339,751	3,675

Current Liabilities

Trade Accounts Payable	8	21,571	-
Accrued Expenses		1,800	1,029
Taxes Payable – Current Portion	2q	1,450	1,427
Liabilities – Assets Held for Sale/Discontinued Operations
		24,821	2,456
Non-Current Liabilities

Provision for Pensions and Post-Employment Benefits	2s
Taxes Payable – Long-Term Portion	2q
Deferred Taxes	2q
Loans Due to Director's	3	46,246	4,842

		46,246	4,842

Total Liabilities		71,067	7,298

The accompanying notes are an integral part of these financial statements.

F-2

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
CONSOLIDATED BALANCE SHEETS

		(Dollars)
		AS OF	AS OF
	NOTE	Sept. 30, 2008	Sept. 30, 2007

Stockholders’ Equity

Common Stock, 0.0001 par value, 250,000,000 authorized;	9	270,000	1,286
11,014,500 issued and outstanding
Preferred Stock – None
Additional Paid-In-Capital	9	728,482
Accumulated Other Comprehensive Income
Other Reserves
Currency Translation Adjustment	2b
Retained Earnings	10	(729,798)	(4,909)

Total Stockholders’ Equity		268,684	(3,623)

Commitments & Contingencies	11

Total Liabilities and Stockholders’ Equity		339,751	3,675

The accompanying notes are an integral part of these financial statements.

F-3

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
CONSOLIDATED STATEMENTS OF OPERATIONS
For Years Ended September 30, 2008 And 2007

	NOTE	2008	2007
		(Dollars)
Revenue	2p and 12	271,881	272,648
Cost of Sales	2p and 12	(136,443)	(181,795)

Gross Profit		135,438	90,853

Other Operating Income		211	1
Operating Expenses		(131,411)	(54,108)

Total Operating Expenses		(131,200)	(54,107)

Operating Income (Loss)		4,238	36,746

Other Expense - Financing Costs		(623)	(539)

Net Income (Loss) Before Income Taxes		3,615	36,207

Provision (Benefit) For Income Taxes	2q
Current		(22)	(1,427)
Deferred		-	-

Net Income (Loss)		3,593	34,780

The accompanying notes are an integral part of these financial statements.

F-4

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) and COMPREHENSIVE INCOME (LOSS)
For Years Ended September 30, 2007 And 2008
(Dollars)

Retained
					Accumulated	Earnings	Total
				Additional	Other	Accumulated	Stockholders
		Common	Preferred	Paid-In	Comprehensive	Equity	Equity
	NOTE	Stock	Stock	Capital	Income (Loss)	(Deficit)	(Deficit)

Balance at September 30, 2006	10	1,286	-	-	-	(39,689)	(38,403)

Comprehensive Income:
Net Income						34,780	34,780
Other Comprehensive Income (Loss)
Reclassification Adjustment for Realized Losses					-
Recorded into Income, Net of Tax
Increase in Unrealized Gain on Investment					-
Securities Available-For-Sale, Net of Tax					-
Comprehensive Income	2p	-	-	-	-	-	-
Changes in Fair Value of Securities and Cash Flow Hedges					-
Changes in Actuarial Gains (Losses) Relating to					-
Pensions and Other Post-Employment Benefits
Sale of Preferred Stock			-
Exchange Differences on Translation of					-
Financial Statements
Dividend Payments					-

Balance at September 30, 2007	10	1,286	-	-	-	(4,909)	(3,623)

Comprehensive Inocome
Net Income						3,593	3,593
Other Comprehensive Income (Loss)
Reclassification Adjustment for Realized Losses
Recorded into Income, Net of Tax
Increase in Unrealized Gain on Investment
Securities Available-For-Sale, Net of Tax
Comprehensive Income	2p	-	-	-	-	-	-
Changes in Fair Value of Securities and Cash Flow Hedges					-
Changes in Actuarial Gains (Losses) Relating to					-
Pensions and Other Post-Employment Benefits
Sale of Common Stock (MIG)		(1,286)	-				(1,286)
Sale of Common Stock (DHI)		270,000	-				270,000
Stock Based Compensation				728,482		(728,482)	-
Exchange Differences on Translation of					-
Financial Statements
Dividend Payments					-

Balance at September 30, 2008	10	270,000	-	728,482	-	(729,798)	268,684

The accompanying notes are an integral part of these financial statements.

F-5

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS
For Years Ended September 30, 2008 And 2007

	NOTE	2008		2007
		DOLLARS		DOLLARS
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD			3,675		4,357

Cash flows from operating activities,
net of effect of acquisition:
Net Income (Loss)			3,593		34,780
Adjustments to reconcile net income to net cash provided
by operating activities, net of effect of acquisition
Depreciation - provision for depreciation & amortization	2j and 6	2,074		-
Fixed assets - gain (loss) on sale of fixed assets	6	-		-
Investments - net realized gain (loss) on investments	2e	-		-
Taxes - benefit of deferred income taxes	2q	-		-
Changes in certain assets and liabilities:
Accounts Payable	8	21,571		-
Accounts Receivable	2f and 5	(41,150)		-
Accrued Expenses		771		(308)
Accrued Investment Income
Income Taxes Payable	2q	23		1,427
Other Assets & Other Liabilities		-		-
Prepaid Accounts and Deposits	4	(4,587)
Total Adjustments			(21,298)		1,119

Net Cash Provided (Used) By Operating Activities			(17,705)		35,899

Cash flows from investing activities,
net of effect of acquisition:
Cash paid for acquisition, net of cash acquired
Interest and Dividends Received	9
Investments in Associates	9	(16,714)
Non-current financial assets	2k
Purchases of Property, Plant and Equipment	2j and 6	(9,360)		604

Net Cash Provided (Used) In Investing Activities			(26,074)		604

Cash flows from financing activities:
Capital Contributions	9
Debt - issuance and retirement
Interest Paid
Asset Under Construction - Shenzhen China Factory		(189,628)		-
Loans Payable to company Director's	3	41,404		(37,185)
MIG dividend, and dividend paid minority stockholders	9
Proceeds from sale of common stock	9	268,714		-

Net Cash Provided (Used) In Financing Activities			120,490		(37,185)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS			76,711		(682)

CASH AND CASH EQUIVALENTS AT END OF PERIOD			80,386		3,675

The accompanying notes are an integral part of these financial statements.

F-6

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008

Note [1]                      Organization and Nature of Operations

Diversified Holdings International Ltd (DHI) is a leading company in sophisticated electronic, audio and visual technology.  Starting out as an electronic component distributor under the name Macron International Group Limited (MIG), DHI has been trading in the electronics market since 1990.  In addition to its rich experience in electronic components, DHI is the pioneer in photoresistor manufacturing and is domiciled in Delaware USA.  The subsidiary MIG, is incorporated and domiciled in Hong Kong with limited liability, and has its registered office at Room 1434, Oi Shun House, Yau Oi Estate, Tuen Mun, NT PR China Hong Kong.  The principal business activities of the consolidated company are computer networking consulting, and trading business.

There are two manufacturing plants operated in Shenzhen China employing 63 people; one for Surveillance Cameras (CCTV) and the other for Optoelectronics Manufacturing.  There are also operations in over 50 countries, trading with clients from around the world.  The majority of DHI’s branded products are SGS, RoHS and CE certified.  We continue to follow the principle of; “equity and mutual benefit, common development, durable products and best service”.  We offer the highest-quality products and best service to our customers worldwide.

Note [2]                      Summary of Significant Accounting Policies

(a)	Basis of Presentation

The Company’s consolidated financial statements have been prepared on an historical cost convention, using the accrual method of accounting, and on the bases of a going concern, to reflect the financial position and results of operations of the Company in accordance with accounting principles generally accepted in the United States of America (U.S.).  DHI and subsidiary have elected September 30 year-ends, and all significant intercompany transactions among these affiliates have been eliminated in consolidation.

The consolidated financial statements of the Company have been prepared in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) U.S. and include amounts based on the best estimates and judgments of management.  Such estimates and judgments could change in the future, as more information becomes available which would impact the amounts reported and disclosed herein.

(b)	Foreign Currency Translation

The Company’s functional currency is the Hong Kong Dollar (HKD) as all the Company’s operations are in PR China.  The Company’s reporting currency is the United States Dollar (USD).  Foreign currency transactions undertaken in Hong Kong are translated into United States Dollars, in accordance with SFAS No. 52 “Foreign Currency Translation”, using exchange rates at the date of the transaction.  According to DHI’s management, the exchange rate between the Hong Kong Dollar (HKD) and the U.S. Dollar (USD) over the past twenty years, has been USD $1.000 to the HKD at $7.778.

F-7

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008

(b)	Foreign Currency – (Continued)

Monetary assets and monetary liabilities at the start and end of the year are translated at closing rates.  All changes occurring during the year and all operating statement items are translated at average rates for the year.  Components of Stockholders’ Equity (nonmonetary) are translated at the historical exchange rates prevailing at the respective dates.

Any foreign currency exchange gains and losses are charged to the Statement of Operations.  The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.  Translation adjustments arising from the use of differing exchange rates from period to period would be included in the “accumulated other comprehensive gain (loss)” account in Stockholders’ Equity.  There is no acquisition-related goodwill or re-measurement amounts to be translated.

(c)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits held by banks, and securities with maturities of three months or less.

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.  Cash equivalents are composed primarily of investments in money market accounts stated at cost, which approximates fair value.

(d)	Concentrations of Credit Risk – Cash

The Company maintains its cash with various financial institutions, which may exceed an individual bank insured limits during a given measurement period.

(e)	Marketable Securities Available for Sale

The Company evaluates its investment policies and the appropriate classification of securities at the time of purchase consistent with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”.  It is Company policy at each Balance Sheet date to determine if all investment securities should be classified as available-for-sale.  Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in the Stockholders’ Equity section of the Balance Sheet under the caption “Accumulated Other Comprehensive Income (Loss)”.

Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in net gain on sale of marketable securities.  The cost of securities sold is based on the specific identification method.  As of the balance sheet dates, there were no marketable securities available for sale, or any other type of convertible securities.

F-8

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008

(f)	Trade and Other Receivables

Trade and other receivables are stated at estimated realizable value after each receivable has been considered individually.  Where the payment of the receivable becomes doubtful, a provision is made and charged to the Statement of Operations.

(g)	Inventories

Inventories are valued at the lower of cost or market.  Inventories are recorded using the average method.  There were no inventory values recorded at year ends September 30, 2008 and 2007, due to the minimal nature of that calculation.  At the end of each business cycle the inventory value is recorded at zero.

(h)	Use of Estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the U.S. requires Company’s management to make a number of estimates and assumptions relating to the reported amount of assets and liabilities, and the disclosure of contingent assets and liabilities, at the date of the financial statements, as well as reported amounts of revenues and expenses during the period.

These estimates and assumptions affect the classification and valuation of assets, liabilities, income, expenses and contingent liabilities.  Actual results may differ from management’s estimates, given a different set of assumptions or conditions.

(i)	Leases

A lease that transfers substantially all the reward and risk of ownership to the Company is accounted for as a financing lease.  At the inception of a financing lease, the cost of the leased asset is capitalized at the fair value of the asset, or if lower, at the present value of the minimum lease payments.  Lease payments are apportioned between the reduction of the lease payments and the finance charges, so as to achieve a constant rate of interest on the remaining balance of the liability.  The finance charges are recorded in the Statement of Operations.

Assets leased on terms equivalent to financing a purchase by a long-term loan (also a finance lease) are capitalized at the lower of their fair value or the present value of the minimum lease payments at the date of addition.  A leased asset is depreciated over its estimated useful life except where subsequent transfer of title is uncertain, in which case the asset is depreciated over its estimated useful life or the respective lease terms, whichever is shorter.

Annual rents applicable to operating leases are charged to the Statement of Operations on a straight-line basis over the lease term.

F-9

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008

(j)	Property, Plant and Equipment – (PPE)

Property, plant and equipment (including property held for rental and/or investment potential) is stated at cost of acquisition or construction, less depreciation.  The depreciable amount of an item of property, plant and equipment is allocated on a systematic basis over its estimated useful life using the straight-line method.

The principal annual rates used for depreciation are; furniture and equipment at 20% and computer and equipment at 30%.  If property, plant and equipment is subject to depletion, it is depreciated over its estimated useful life, or written down if its value falls below its net carrying amount (impairment loss).

Expenditures for maintenance and repair of property, plant and equipment are normally charged to the statement of operations as incurred.  The cost of acquisition or construction is capitalized retroactively if the expenses related to the asset will result in future economic benefits.

Leasehold improvements are amortized over the shorter of their useful life or the remaining lease term as an operating lease.  Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in the Statement of Operations.

DHI performs an assessment at each Balance Sheet date to determine whether there is any indication of impairment, or reversal of previous impairment, including items of property, plant and equipment, intangible assets and long-term investments.

In the event that an asset’s carrying amount exceeds its recoverable amount, the carrying amount is reduced to the recoverable amount and an impairment loss is recognized in the Statement of Operations.

A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the recoverable amount.  However, the amount is limited to an amount not higher than the carrying amount that would have been determined, net of amortization or depreciation, had no impairment losses been recognized for the asset in prior years.  No such asset was recorded in the financial statements.

(k)	Financial Assets

Financial assets are comprised of assets such as; cash and cash equivalents, receivables, acquired equity, derivative financial instruments with positive fair values, and debt instruments.  Financial assets are recognized in the financial statements if DHI had a contractual right to receive cash or another financial asset from another entity.  Financial assets are initially recognized at fair value plus transaction cost.

F-10

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008

(k)	Financial Assets – (Continued)

Transaction costs incurred for the purchase of financial assets held at fair value are expensed immediately.  Interest-free or low-interest receivables are initially reflected at the net present value of the expected future cash flows.

For purposes of subsequent measurement, financial assets are allocated into one of the following four categories;

1.	Financial assets held at fair value. These financial assets are held for trading.

2.	Loans and receivables. These financial assets are non-derivative financial assets that are not quoted in an active market, and are carried at amortized cost.

3.	Held-to-maturity financial assets. These financial assets are also non-derivative financial assets, but with fixed or determinable payments, and are to be held for a fixed period.

4.	The fourth and final category is the available-for-sale financial assets.

(l)	Financial Liabilities

Financial liabilities comprise primary financial liabilities and negative fair values of derivative financial instruments.

Primary financial liabilities are recognized in the Balance Sheet if DHI had a contractual obligation to transfer cash or other financial assets to another party, with initial recognition at fair value.

(m)	Statement of Cash Flows

The Statement of Cash Flows shows how the liquidity of DHI was affected by the inflow and outflow of cash and cash equivalents during the year.

Cash flows are classified as either operating, investing or financing.  The cash and cash equivalents shown in the Statement of Cash Flows are comprised of cash, checks, balances with banks, and securities with original maturities of up to three months.

(n)	Intangible Assets and Intellectual Property Rights

There were no intangible assets, intellectual property rights, or goodwill recorded in the financial statements presented.

Intangible assets with finite useful lives are amortized over their estimated useful lives.  An estimated useful life calculation is based on estimates of the period over which the assets would generate revenue.

F-11

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008

(o)	Financing and Borrowing Costs

Borrowing costs are directly attributable to the acquisition, construction or production of qualifying assets, (i.e. assets that take a substantial period of time to prepare for their intended use or sale), and are capitalized as a part of the cost of those assets.

Capitalization of such borrowing costs ceases when the assets are substantially ready for their intended use or sale.  Investment income earned on the qualifying assets is deducted from the borrowing costs capitalized.  All other borrowing costs are recognized as an expense in the period in which they are incurred.

(p)	Revenue Recognition & Comprehensive Income

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”.  The company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including such factors as; when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.  Interest income is recognized on a time proportion basis taking into account the principal outstanding and the applicable interest.

Comprehensive income is defined as; the change in equity of a company during a period, from transactions and other events and circumstances, excluding transactions resulting from investments from owners and distributions to those owners.  Accumulated other comprehensive income contains among other items, cumulative foreign currency translation adjustments.

(q)	Income Taxes

In order to compute provisions for taxes, estimates have to be made.  Estimates are also necessary to determine whether valuation allowances are required against deferred tax assets.  This process involves assessing the probabilities that deferred tax assets resulting from deductible temporary differences and tax losses can be utilized to offset taxable income.  A provision for taxes was deemed unnecessary, and there is not one presented in the financial statements.

Hong Kong’s profit tax rate was 17.5% during the 2006-2007 period, and the Hong Kong government reduced the rate to 16.5% thereafter, to help companies to develop.

Pursuant to the laws applicable to China’s Foreign Investment Enterprises, each Chinese company is required to make appropriations from its after-tax profit to non-distributable reserve funds as determined by the Company’s Board of Directors.  These reserve funds include; a (1) general reserve fund, (2) enterprise expansion fund, and (3) staff bonus and welfare fund.  The general reserve fund requires annual appropriations of 10% of after-tax profit (as determined under China’s GAAP) until these reserves equal 50% of the amount of paid-in capital.  Other fund appropriations are made at the Company’s discretion.

F-12

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008

(q)	Income Taxes – (Continued)

The asset and liability method is used in accounting for income taxes.  Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse, net of any applicable valuation allowances.  There are no tax deferred provisions presented in the financial statements.

Uncertainties exist with respect to the interpretation of complex tax regulations and the amount and timing of future taxable income.  Given the range of international business relationships and the long-term nature and complexity of existing contractual agreements, differences arising between the actual results and the assumptions made, or future changes to such assumptions, could necessitate adjustment to tax income and expense in future periods.

(r)	Pensions and Other Post-Employment Benefits

The Company operates a defined contribution Mandatory Provident Fund retirement benefits program in Hong Kong (the MPF Program) under the Mandatory Provident Fund Programs Ordinance, for those employees who are eligible to participate.  Chinese labor regulations require the Company to pay monthly contributions (M.P.F. Contributions) to the local labor bureau at a stated contribution rate based on a percentage of the employees’ base salary.

The monthly contributions are charged to the Statement of Operations as they become payable in accordance with rules of the MPF Program.  The employer contributions vest fully with the employees when contributed into the MPF Program.  The relevant local labor bureau is responsible for meeting all retirement benefit obligations, and the Company has no other commitments to the MPF program beyond its monthly contribution.

(s)	Stock Based Compensation

The Company accounts for stock based compensation issued to employees, in accordance with provisions of the Financial Accounting Standards Board (FASB) “Statement of Financial Accounting Standards 123-R (Revised 2004)” (SFAS 123-R) “Accounting for Stock Based Compensation” and for non employees and consultants in accordance with the “Emerging Issues Task Force consensus in Issue No. 96-18” (EITF 96-18), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.  Common stock issued to non-employees and consultants in exchange for services is accounted for based on the fair value of the services rendered.

F-13

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008

(s)	Stock Based Compensation – (Continued)

Both regulations cited establish financial accounting and reporting standards for stock based compensation to employees, non employees, and consultants.  These standards also apply to transactions in which an entity issues its equity instruments to acquire goods and services from non employees and consultants.  These transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

DHI did not have any conversion amounts to record in the financial statements as a “change in accounting principle” either for employees,  non-employees, or consultants, due to measurement differences from using an intrinsic value method calculation under APB 25, versus the FASB preferred method titled “equity value method” under SFAS 123-R.

During March, 2008 an officer and director of the Company was issued 7,015,000 shares of common stock in a tax-free share exchange transaction in exchange for 100% of the capital stock of Macron International Group, Ltd (MIG) domiciled in PR China Hong Kong.  MIG is currently a wholly owned subsidiary of the Company.  Also, during March, 2008 an officer of the Company was issued 3,729,000 shares of common stock at a discount, with compensation expense of $728,482 being recorded to additional paid-in capital based upon the difference between the purchase price for those shares and the fair value of those shares based upon the contemporaneous sales of the Company’s common stock for cash.

During April and May, 2008 the Company sold 270,000 shares of common stock to 27 non-affiliated investors at $1.00 per common share.  At September 30, 2008 there were 11,014,500 shares of common stock, all fully paid, issued and outstanding.

(t)	Reclassifications

Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period’s presentation.  These reclassifications do not have a material effect on the previously reported income (loss).

(u)	Recently Issued Accounting Pronouncements

On March 4, 2008, SEC 33-8879 Final Rule was adopted by the Securities and Exchange Commission (SEC) that eliminates the need for foreign private issuers who prepare financial statements in accordance with International Financial Reporting Standards (IFRS) (English Version), as issued by the International Accounting Standards Board (IASB), to reconcile their financial statements to U.S., Generally Accepted Accounting Principles (GAAP).  This regulation is in response to the SEC’s strategic objective to develop a single global accounting standard.  The DHI financial statements for year-end September 30, 2008 and 2007 have followed the IFRS standards (English Version).

F-14

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008

(u)	Recently Issued Accounting Pronouncements – (Continued)

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 141 R, Business Combinations (FAS 141 R).  This Statement provides greater consistency in the accounting and financial reporting of business combinations.  It requires the acquiring entity in a business combination to; (1) recognize all assets acquired and liabilities assumed in the transaction, (2) establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and (3) requires the acquirer to disclose the nature and financial effect of the business combination.  FAS 141 R is effective for fiscal years beginning after December 15, 2008.

In December 2007, the FASB issued SFAS no. 160, “Noncontrolling Interests in Consolidated Financial Statements” (FAS 160).  This Statement amends Accounting Research Bulletin (ARB) No. 51, “Consolidated Financial Statements”, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  FAS 160 Is effective for fiscal years beginning after December 15, 2008.  DHI does not have any noncontrolling interests in their financial statements for year-ends September 30, 2008 and 2007.

Note [3]                      Notes Receivable and Notes Payable

There was a non-current liability the Company owed to the Director’s of the Company for $46,246 at September 30, 2008 and $4,842 at September 30, 2007.  Both amounts are recorded as part of the non-current liabilities on the Balance Sheet.

Note [4]                      Deposits and Prepaid Expenses

At September 30, 2008, deposits and prepaid expenses were comprised of the following:

Prepaid Expenses (Expire Jan, 2009)	$1,323
Deposits (Four Deposits Expire Aug, 2009)	3,264
Total Deposits and Prepaid Expenses	$4,587

F-15

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008

 Note [5]                      Trade Accounts Receivable

Trade accounts receivable and other receivables are stated at estimated realizable value after each debt has been individually considered using such factors as; delinquency of accounts, aging analysis, historical bad debt records, customer credit analysis, and a review of any specifically known troubled accounts.  At September 30, 2008, the trade accounts receivable was comprised of:

Accounts Receivable (Dated Aug, 2008)	$19,053
Accounts Receivable (Dated Sept, 2008)	22,097
Total Accounts Receivable	$41,150

Note [6]                      Property, Plant and Equipment

At September 30, 2008 and 2007, property, plant and equipment were comprised of the following:

			(Shenzhen Bldg.)
	Furniture	Computer	Leasehold
	& Equip	Equip	Improvements	TOTALS

Property, Plant and Equipment – Costs

Prior Costs	$2,483	$1,068	- 0 -	$3,551
Additions – In 2007	- 0 -	- 0 -	- 0 -	- 0 -
Additions – In 2008	5,142	2,019	$2,199	9,360
Deletions – In 07’/08’	- 0 -	- 0 -	- 0 -	- 0 -
Totals at 9/30/2008	$7,625	$3,087	$2,199	$12,911

Less: Accumulated Depreciation and Amortization

Prior Totals	$1,989	$958	- 0 -	$2,947
FOR – 2007	498	106	- 0 -	604
FOR – 2008	1,028	607	$439	2,074
Accumulated Totals	$3,515	$1,671	$439	$5,625

Equals: Net Book Value

Totals at 9/30/2007	-0-	-0-	- 0 -	-0-
During 2008	$4,110	$1,416	$1,760	$7,286
Totals at 9/30/2008	$4,110	$1,416	$1,760	$7,286

F-16

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008

Note [7]                      Goodwill

At September 30, 2008 and 2007 there was no Goodwill recorded on the Balance Sheet, including any goodwill from acquisitions.

Note [8]                      Trade Accounts Payable

At September 30, 2008, the trade accounts payable was comprised of the following:

Trade Accounts Payable (Dated Aug, 2008)	$6,602
Trade Accounts Payable (Dated Sept, 2008)	14,969
Total Accounts Receivable	$21,571

The Company, in the future, may avail itself of secured lending from banks using either a collateral arrangement or a guarantee arrangement.  Under a collateral arrangement a loan would be secured against the Company’s assets, while under a guarantee arrangement a loan would be provided with the guarantee from a third party.  Both types of future loan activity will impact the liabilities of the Company.

Note [9]                      Stockholders’ Equity

The parent DHI domiciled in Delaware USA, is authorized to issue 250,000,000 shares of common stock with a par value of 0.0001, and has 11,014,500 common shares issued and outstanding.  There is no preferred stock authorized, issued or outstanding.

The subsidiary MIG domiciled in PR China Hong Kong is authorized to issue 10,000 shares of common stock, which is fully paid, and has a par value of ..1286.  The 10,000 shares are issued and outstanding.  There is no preferred stock authorized, issued or outstanding.

On March 20, 2008, DHI (parent) acquired 100% of the 10,000 shares of capital stock of Macron International Group Limited (MIG, the subsidiary) from its two shareholders, at its par value of $1.00 HKD per share or .1286 USD per share, in accordance with early application of SFAS 141-R (Revised 2007) “Business Combinations” which uses the acquisition method.  MIG is currently a wholly-owned subsidiary of DHI.  The strategic objective of DHI is to fulfill its plan of filing a SEC Form S-1 in order for DHI to have its stock traded on the Over-the-Counter Bulletin Board (OTC BB).  There are twelve months of the results from operations of the subsidiary included in DHI’s consolidated interim statements of operations.  There were no contingent payments, options or commitments from this acquisition, no goodwill, and there were no purchase or development assets acquired or written off.

F-17

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008

Note [9]                      Stockholders’ Equity – (Continued)

For the financial statement year ended September 30, 2008, there were no stock options issued or outstanding, and no stock warrants issued or outstanding.

The Company calculates its basic earnings per share by placing the Company’s annual net income (numerator) over the average number of common shares outstanding during the year (denominator).  Diluted earnings per share are computed using the same average number of common shares outstanding, and then adding if dilutive, any potential common shares outstanding during the year.

The Board of Director’s may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as deemed advisable, in the manner and upon the terms and conditions provided by statue and the certificate of incorporation.  The Director’s do not recommend the payment of dividend for the years ended September 30, 2008 and 2007.

Note [10]                      Retained Earnings / Accumulated Deficit

At September 30, 2008, the Retained Earnings balance was $(729,798), consisting of $(1,316) of accumulated income (loss) from operations, beginning with the company inception in 2002, and Company officers stock based compensation expense for $(728,482).

Note [11]                      Commitments, Contingencies, and Subsequent Events

Provisions are recognized when; the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligations, and a reliable estimate of the amount can be made.  Where the Company expects a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset, but only when the reimbursement is virtually certain.

As of September 30, 2008 and 2007 there were no provisions made for commitments or contingencies, nor where there any commitments or contingencies outstanding for the Company.  According to Company management, it is not currently party to any lawsuits or litigation.

The anticipated subsequent event by the parent DHI is discussed in Note [9] – Stockholders’ Equity.

Note [12]                      Key Data by Business Segment and Region

At September 30, 2008 and 2007 the Company has defined its operations as one business segment of computer networking consulting and trading business.

F-18

DIVERSIFIED HOLDINGS INTERNATIONAL LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008

Note [13]                      Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PR China.  Changing political climates in the PR China could have a significant effect on the Company’s business.

Note [14]                      Equity Method Investments

Investees over whom the Company can exercise significant influence should reflect any changes in equity after the initial purchase date.  Under the equity method, the Company records changes in its proportionate ownership in the book value of the investee in current operations, as capital adjustments or as adjustments to retained earnings, depending on the nature of the underlying change in the book value of the investee.  All other changes in equity should be accounted for under other comprehensive income and expense.

As of September 30, 2008, the balance in the Investment in Associates account is ($16,714.00).  This amount is represented by the original purchase price (equity) $ 1,286.00, less the change in equity from the expenditure of ($18,000.00) for professional fees in 2008.

F-19

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
GLOSSARY OF TERMS

/s/	SIGNED or SIGNATURE
141D	A STANDARD WITHIN THE HONG KONG COMPANIES ORDINANCE (HKCO)
AICPA	AMERICAN INSTITUTE of CERTIFIED PUBLIC ACCOUNTANTS (BY THE PCAOB)
aka	ALSO KNOWN AS
AP	ACCOUNTS PAYABLE
APB	ACCOUNTING PRINCIPLES BOARD (FORMERLY OF THE AICPA)
AR	ACCOUNTS RECEIVABLE
C&W	C&W (CPA) LIMITED - HONG KONG
CCTV	SURVEILLANCE CAMERAS MANUFACTURED BY MACRON (MIG)
CFE	CERTIFIED FRAUD EXAMINER
CPA	CERTIFIED PUBLIC ACCOUNTANT
CS	COMMON STOCK
DDB	DOUBLE-DECLINING BALANCE DEPRECIATION METHOD
DE	DELAWARE STATE (USA)
DHI	DIVERSIFIED HOLDINGS INTERNATIONAL LTD - A DELAWARE USA CORPORATION (the Company)
DSBOA	DELAWARE STATE (USA) BOARD OF ACCOUNTANCY
e.g.	FOR EXAMPLE
EITF	EMERGING ISSUES TASK FORCE (BY THE FASB)
etc.	AND SO ON
FAS	FINANCIAL ACCOUNTING STANDARDS (BY THE FASB)
FASB	FINANCIAL ACCOUNTING STANDARDS BOARD (BY THE AICPA)
FIFO	FIRST-IN FIRST-OUT INVENTORY SYSTEM
FRS	REFER TO "SME-FRS" DEFINITION
GAAP	GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
GAAS	GENERALLY ACCEPTED AUDITING STANDARDS - (BY THE AICPA)
GAO	U.S. GOVERNMENT ACCOUNTABILITY OFFICE
GAS	GOVERNMENT AUDITING STANDARDS (THE YELLOW BOOK) (BY THE GAO)
HK	HONG KONG PR CHINA
HKCO	HONG KONG COMPANIES ORDINANCE (BY THE HKICPA)
HKD	HONG KONG DOLLAR
HKICPA	HONG KONG INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
HKSA	HONG KONG STANDARDS ON AUDITING (BY THE HKICPA)
i.e.	THAT IS
IAS	INTERNATIONAL ACCOUNTING STANDARDS (BY THE IASB)
IASB	INTERNATIONAL ACCOUNTING STANDARDS BOARD
IFRS	INTERNATIONAL FINANCIAL REPORTING STANDARDS (BY THE IASB)
IRS	INTERNAL REVENUE SERVICE
JIT	JUST-IN-TIME INVENTORY ORDERING SYSTEM
LIFO	LAST-IN FIRST-OUT INVENTORY SYSTEM
Ltd.	LIMITED
MIG	MACRON INTERNATIONAL GROUP LIMITED, or MACRON
MPF	MANDATORY PROVIDENT FUND SCHEMES (PROGRAM RETIREMENT BENEFITS) - HONG KONG

F-20

DIVERSIFIED HOLDINGS INTERNATIONAL LTD
GLOSSARY OF TERMS – (Continued)

Mr.	MISTER or SIR, a MALE PERSON
Mrs.	A MARRIED FEMALE PERSON
Ms.	MISS - A FEMALE PERSON
N.T.	NEW TERRITORIES HONG KONG CHINA
NASD	NATIONAL ASSOCIATION OF SECURITIES DEALERS
NASDAQ	NATIONAL ASSOCIATION OF SECURITIES DEALERS AUTOMATED QUOTATIONS (BY THE SEC)
NYSE	NEW YORK STOCK EXCHANGE
OTC BB	OVER-THE-COUNTER BULLETIN BOARD (MONITORED BY NASDAQ)
PA	PENNSYLVANIA STATE (USA)
PCAOB	PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD - (BY THE SEC)
PIC	PAID-IN-CAPITAL or ADDITIONAL PAID-IN-CAPITAL
PN 900	REVISED STANDARD WITHIN THE HONG KONG STANDARDS ON AUDITING (BY THE HKSA)
PPE	PROPERTY, PLANT AND EQUIPMENT
PPM	INVESTMENT GRADE MUNICIPAL INCOME FUND, INC. (NYSE:PPM)
PR CHINA	PEOPLES REPUBLIC OF CHINA
PS	PREFERRED STOCK
SAS	STATEMENTS ON AUDITING STANDARDS (BY THE AICPA)
SEC	SECURITIES AND EXCHANGE COMMISSION - (BY THE U.S. CONGRESS)
SFAS	STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (BY THE FASB)
SGS, RoHS, CE	MACRON BRANDED AND CERTIFIED PRODUCTS
SL	STRAIGHT-LINE DEPRECIATION METHOD
SME-FRS	SMALL AND MEDIUM-SIZED ENTITY FINANCIAL REPORTING STANDARD (BY THE HKICPA)
SOP	STATEMENTS OF POSITION (BY THE AICPA)
TB	TRIAL BALANCE
U.S.	UNITED STATES, UNITED STATES OF AMERICA, or USA
USD	UNITED STATES DOLLAR
WA	WASHINGTON STATE (USA)
WSBOA	WASHINGTON STATE (USA) BOARD OF ACCOUNTANCY

F-21

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PROSPECTUS
DIVERSIFIED HOLDINGS INTERNATIONAL LTD.
Dated _____________, 2009

Selling shareholders are offering up to 573,500 shares of common stock.  The selling shareholders will offer their shares at $3.50 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except for the payment of dividends in violation of Delaware law.  Our Bylaws provide, in pertinent part, that the Company shall indemnify any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or of any corporation which such person served as such at the request of the Company, against expenses reasonably incurred by, or imposed on, such person in connection with, or resulting from, the exercise of such action, suit, proceeding or appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such person was liable to the Company, or such other corporation, for negligence or misconduct in the performance of such persons duties as a director or officer of the Company.  The determination of the rights of such indemnification and the amount thereof may be made, at the option of the person to be indemnified, by (1) order of the Court or administrative body or agency having jurisdiction over the matter for which indemnification is being sought; (2) resolution adopted by a majority of a quorum of our disinterested directors; (3) if there is no such quorum, resolution adopted by a majority of the committee of stockholders and disinterested directors of the Company; (4) resolution adopted by a majority of the quorum of directors entitled to vote at any meeting; or (5) Order of any Court having jurisdiction over the Company.  Such right of indemnification is not exclusive of any other right which such director or officer may have, and without limiting the generality of such statement, they are entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under our Bylaws.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT

SEC Registration Fee*	$25
Legal Fees and Expenses	30,000
Accounting Fees and Expenses*	20,000
Total*	$50,025

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

On March 20, 2008, DHI acquired 100% of the capital stock of Macron from its shareholder, Kelvin Ho Wang Cheng, our President in exchange for 7,015,000 shares of our common stock.

On March 1, 2008, we issued 3,729,000 shares of common stock on March 1, 2008 to  Alan Kwong, Vice President, for $518.  A compensation expense of $728,482 was recorded based upon the difference between the purchase price for these shares and the fair value based upon contemporaneous sales of the Company’s common stock for cash discounted due to the size of the block of stock and the restricted nature of the stock.

From April 11, 2008 to May 20, 2008, the Company sold 270,000 shares of common stock to 27 non-affiliated investors for a price of $1.00 per share for aggregate proceeds of $270,000.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances as all issuances were to non US citizens or residents.

We believed that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;
•	We placed Regulation S required restrictive legends on all certificates issued;
•	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
•	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 3

1 Share Exchange Agreement

Item 3

1 Articles of Incorporation of Diversified Holdings International Ltd.

2 Bylaws of Diversified Holdings International Ltd.

3 Articles of Macron  International Group  Ltd.

Item 4

1 Form of common stock Certificate of the Diversified Holdings International Ltd.(1)

Item 5

1 Legal Opinion of Williams Law Group, P.A.

Item 21

Macron  International Group Ltd.

Item 23

1 Consent of O. V. John Lowe, Certified Public Accountant
2 Consent of Williams Law Group, P.A.   (included in Exhibit 5.1)

All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS
The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Hong Kong, China on April 7, 2009.

Diversified Holdings International Ltd.

Title	Name	Date	Signature
Principal Executive Officer	Kevin Cheng	April 7, 2009	/s/ Kevin Cheng

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	NAME	TITLE	DATE
/s/ Kevin Cheng	Kevin Cheng	Chairman of the Board, President, and CEO	April 7, 2009
/s/ Alan Kwong	Alan Kwong	Vice President, CFO, Secretary and Treasurer and Director	April 7, 2009
/s/ Harry Khurana	Harry Khurana	Director	April 7, 2009
/s/ Bruce Xiao Dong Li	Bruce Xiao Dong Li	Director	April 7, 2009
/s/ Stephan Jones	Stephan Jones	Director	April 7, 2009